Exhibit 4.12

Framework Agreement

TERMS OF TRANSACTION AND CONDUCT ADJUSTMENT

The UNION, a legal entity under public law; the INSTITUTO BRASILEIRO DE MEIO AMBIENTE E DOS RECURSOS NATURAIS RENOVÁVEIS – IBAMA, a federal public authority; the INSTITUTO CHICO MENDES DE CONSERVAÇÃO DA BIODIVERSIDADE, federal public authority; the AGÊNCIA NACIONAL DE ÁGUAS – ANA; federal public authority; the NATIONAL DEPARTMENT OF MINERAL PRODUCTION – DNPM [Departamento Nacional de Produção Mineral], a federal autonomous agency; the NATIONAL FOUNDATION FOR INDIGENOUS PEOPLE – FUNAI [Fundação Nacional do Índio], a federal autonomous agency, all represented by the Federal Solicitor General’s Office; the INSTITUTO ESTADUAL DE FLORESTAS – IEF a federal public authority, represented by the Federal Attorney General; the STATE OF MINAS GERAIS, legal entity of public law, CNPJ under No. 05475103/0001-21; the INSTITUTO MINEIRO DE GESTÃO DE ÁGUAS – IGAM, agency linked to the State Secretariat of Environment and Sustainable Development, created by Law 2,606/1962 with regulations approved by with regulations approved by Decree No. 45834 of December 22, 2011, CNPJ 18 746 .164/0001-28; the FUNDAÇÃO ESTADUAL DE MEIO AMBIENTE – FEAM, agency linked to the State Secretariat of Environment and Sustainable Development, created by Law No. 12,584, of July 17, 1997, with regulations approved by Decree No. 46636 of October 28, 2014 , CNPJ 17,387,481/0001-32; FUNDAÇÃO ESTADUAL DE MEIO AMBIENTE – FEAM, established by Decree No. 28 163, of June 6, 1988, pursuant to Law No. 9,525, of December 29, 1987, Tax ID No. 25455858/0001-7, all represented by Law General of the State of Minas Gerais, with headquarters at Rua. Espírito Santo, no 495, 8th floor, Belo Horizonte, Zip Code 30160-030; THE STATE OF ESPIRITO SANTO, legal entity of public law; the INSTITUTO ESTADUAL DE MEIO AMBIENTE E RECURSOS HÍDRICOS – IEMA, a state agency; the INSTITUTE FOR AGRICULTURAL, LIVESTOCK AND FORESTRY DEFENSE OF ESPÍRITO SANTO – IDAF [Instituto de Defesa Agopecuária e Florestal do Espírito Santo] and AGÊNCIA ESTADUAL DE RECURSOS HÍDRICOS – AGERH, state authority, all represented by the State Attorney General of the State of Espírito Santo, herein represented by the Promotor of Justice, hereinafter PROMISORS;

Samarco Mineração S.A., legal entity of private law, private corporation, CNPJ 16,628,281/0001-61, headquartered at Rua Paraíba , no. 1122, 9, 10, 13 and 19 and 23 floors, Bairro Funcionários, Belo Horizonte, MG, Zip Code 30130-918 herein represented by ROBERTO LÚCIO NUNES DE CARVALHO, CEO, Taxpayer Identification Number CPF 294.322.436-72 and MAURY DE SOUZA JUNIOR, Project and Eco-Efficiency Officer,, Taxpayer Identification Number CPF nº 639.573.296-04 (hereinafter “PROMISEE” or “SAMARCO”); Vale S.A., legal entity of private law, publicly held company CNPJ 33,592,510/0001-54, headquartered at Avenida das Américas, number 700, Block 8, Shop 318, Barra da Tijuca, Rio de Janeiro, / RJ – Zip Code 22640-100100 herein represented by MURILO PINTO DE OLIVEIRA FERREIRA, Brazilian, married, business administrator, identity card IFP/RJ nº 004.922.272-2, Taxpayer Identification Number CPF/MF 212.466.706-82, and CLOVIS TORRES JUNIOR, Brazilian, married, lawyer, registered with the Brazilian Bar Association (OAB/RJ) under nº 127.987, Taxpayer Identification Number CPF/MF 423.522.235-04 ( “VALE”); and BHP BILLITON BRASIL LTDA., a legal entity of private law, limited liability company, CNPJ 42,156,596 / 0001-63, headquartered at Av. das Américas, no. 3434, Block 07, room 501, Bairro Barra da Tijuca , Rio de Janeiro, RJ, CEP 22.640-, 102, herein represented by DIANO SEBASTIANO DALLA VALLE, Australian, Married, Engineer, Australian Passport no. N5335479, with commercial address in the City of Rio de Janeiro, at Av. das Américas, 3434, Bloco 7, Salas 505 e 506 and FLAVIO DE MEDEIROS BOCAYUVA BULCÃO, Brazilian, married, lawyer, identity card OAB/RJ 60.160, com endereço comercial na Cidade do Rio de Janeiro, à Av. das Américas, 3434, Bloco 7, Salas 505 e 506, hereinafter called BHP, and jointly with VALE hereinafter called “SHAREHOLDERS”;

WHEREAS the provisions of Article 225 of the Federal Constitution, which deals with the responsibility of the government to defend and preserve the ecologically balanced environment;

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WHEREAS the need to repair, and mitigation, to the extent that compensation is not practically feasible, compensation of environmental and socio-economic impact caused by the disruption of Fundão dam belonging to the mining complex of Germano in Mariana, Minas Gerais, as well as the provision of social assistance to the IMPACTED parties;

WHEREAS that the conclusion of this plea agreement stems from mere liberality of the PROMISEE, recognizing that the adoption of emergency measures is essential and does not imply any assumption of responsibility for the accident, whose causes remain uncertain and subject of independent investigations;

WHEREAS the compensatory measures must be proportionate to the inadequacy of remedial measures taken, if any, and the result of discussions between the parties technically justified;

WHEREAS the breakup of the Fundão dam brought serious environmental and social consequences, in an incident that reached more than 680 km of water bodies in the states of Minas Gerais and Espirito Santo, as well as impacts on the estuarine regions of Rio Doce and coastal region;

WHEREAS, among the environmental impacts alleged by the PROMISORS as a consequence of the dam breaking, are:

a)	temporary allocation of habitats and fish populations along the rivers Gualaxo, Carmo e Doce, totaling 680 km of rivers;

b)	temporary affectation of water of rivers impactedwith ore tailings mud;

c)	suspension of public water supply due to EVENT in cities and municipalities impacted;

d)	temporary suspension of water withdrawals for certain economic activities, farms and small communities along the rivers Gualaxo do Norte, Rio do Carmo Rio and Rio Doce; partial silting up of the bed of rivers Gualaxo do Norte, Carmo and early part of the Rio Doce to the hydroelectric dam reservoir of UHE Risoleta Neves of power generation;

e)	silting in the bed of the Rivers Gualaxo North, and Carmo do Rio Doce to the HPP Risoleta Neves dam reservoir;

f)	impact on lakes and adjacent springs to riverbeds;

g)	impact on the riparian and aquatic vegetation;

h)	impact in connection with tributaries and marginal lagoons;

i)	change of water flow as a result of the EVENT;

j)	impact on estuaries and mangroves at the mouth of the Rio Doce;

k)	impact on areas of reproduction of fish;

l)	impact of “nurseries” areas for restoration of fish fauna (feeding areas of larvae and young);

m)	impact on the food chain

n)	impacts on the genetic flow of species between bodies of water arising from the EVENT;

o)	impacts on species with habitat specificity (rapids, dens, pits, backwaters, etc) in Gualaxo do Norte river and in Carmo River;

p)	death of specimens in the food chain arising from the EVENT;

q)	Impact on the conservation status of species already listed as threatened and entry of new species on the list of endangered species;

r)	impairment of the structure and function of aquatic ecosystems and associated terrestrial ecosystems as a result of the EVENT;

s)	impairment of fish stocks, with impact on fishing as a result of the EVENT;

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t)	impact on the life of riverside populations, estuarine populations, indigenous peoples and other traditional communities; and

u)	impacts on conservation areas.

WHEREAS the impacts that may be identified in relation to fishermen, farmers, sandpits, tourism sector and business related to sports and recreation, among other economic sectors;

WHEREAS the impacts that may be identified in relation to indigenous and other peoples, communities and traditional populations;

WHEREAS the impact that may be identified in relation to the historical and cultural heritage and culture of the affected communities;

WHEREAS the need to provide IMPACTED, including individuals and companies, communities and organized social movements, social participation in the discussion and follow-up actions set out in this Agreement;

WHEREAS the need to give access to comprehensive, transparent and public information, in an accessible, adequate and comprehensive all concerned language as a necessary condition for informed social participation;

WHEREAS the need to create channels of communication and interaction with society at fixed or itinerant spaces, with the establishment of the dialogue table and creation and maintenance of dialogical spaces with communities;

WHEREAS the disruption caused damage to the population, including killings, disappearances, physical injury and health, and property that may be identified as a result of the EVENT;

WHEREAS there are several actions to be taken to restore the degraded environment by EVENT, as well as for the recovery of socioeconomic conditions of those IMPACTED;

WHEREAS the intent to implement a specific program for environmental monitoring in the Affected Areas, as provided under this Agreement, in order to know the impact and effectiveness of the actions, provided in this Agreement;

WHEREAS the need to provide technical and logistical support to the restoration of public services, as provided in this Agreement;

WHEREAS it is important to resume SAMARCO’s operations, which resumption shall be preceded by satisfaction of the appropriate legal procedures;

WHEREAS the necessary measures to repair the damage shall be peformed in short, average and long term;

WHEREAS the filing of public civil action against SAMARCO and SHAREHOLDERS, registered under No. 0069758-61.2015.4.01.3400 in progress in the 12th Federal Court of the Judiciary Section of Minas Gerais, which seeks the recovery, mitigation, remedying, offsetting and reparation, including payment of compensation, of socio-environmental and socio-economic impacts caused by the EVENT;

WHEREAS that the parties, through settlement that will be exhaustive in relation to the EVENT and its effects, intend to put an end to this ACP and other actions, with subject matter contained in or related to this ACP, ongoing or that may be filed by any agents with standing;

WHEREAS this Agreement may be used for due legal purposes, and may be submitted in the records of the lawsuits which have as their subject matter any obligations arising from the EVENT and provided for in this Agreement, with the purpose of seeking the resolution or combination of the lawsuits filed;

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WHEREAS the PROMISEES shall make submissions in the records of the lawsuits listed in the ANNEX and other class actions that may be filed with respect to the EVENT, provided that their subject matter is covered by this SETTLEMENT, in order to cause the clauses and obligations provided in this SETTLEMENT to prevail;

WHEREAS the objective of the PUBLIC AUTHORITIES is not the collection of values, but the recovery of the environment and the socio-economic conditions of the region, taking into consideration the PREVIOUS SITUATION;

WHEREAS SAMARCO, VALE and BHP expressed their legitimate and voluntary interest in executing the SETTLEMENT with the purpose of recovering, mitigating, remedying, repairing, including payment of compensation, and, where it is not possible to repair, compensate the impacts in the socio-environmental and socio-economic scopes, arising from the EVENT, including actions that are already in progress;

WHEREAS the management of the actions above mentioned shall be made in a centralized manner at a non-profit private company, with its own governance, supervision and control structure, aiming at to make more efficient the repair and compensation due to the EVENT;

DECIDE to enter into this Agreement, in the midst of Case No. 69758-61.2015.4.01.3400 in progress in the 12th Federal Court of the Judiciary Section of Minas Gerais, and submit it to court approval to confer enforceable effectiveness under the arts. 1, paragraph 4 and 4a of Law No. 9,469, of July 10, 1997 and the arts. 5, paragraph 6 of the Federal Law 6,347, of July 24, 1985, always subject to the procedures and forms set out in the clauses of this agreement and its annexes, and in the following clauses arranged:

CHAPTER ONE: GENERAL CLAUSES

CLAUSE 01: This Agreement shall be defined and interpreted from the following technical definitions:

I.	EVENT: the disruption of the Fundão dam belonging to SAMARCO, located in the mining complex Germano in Mariana, Minas Gerais, which occurred on November 5, 2015.

II.	IMPACTED: individuals or legal entities, and their communities, which have been directly affected by the EVENT in the terms of the subparagraphs below and this Agreement:

a)	loss of spouse, relatives to the second degree, by death or disappearance;

b)	loss due to death or disappearance of family members with varying degrees of kinship or people with whom cohabiting and/or of economic dependence;

c)	loss proven by movable property owner or property or loss of real property ownership;

d)	loss of productive capacity or the possibility of use of the property or portion of it;

e)	loss exercise areas of fishing activity and fishing and extractive resources, preventing the extraction or production activities;

f)	loss of income sources, work or self-subsistence of which they depend economically, because of the bond break with affected areas;

g)	proven damages to local productive activities, with impracticability of property or damage to economic activities;

h)	impracticability of access or management activity of natural and fishery resources, including the lands of the public domain and collective use, affecting income, livelihoods and way of life of populations;

i)	damage to physical or mental health; and

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j)	destruction or interference that affects community livelihoods or the playback conditions of socio cultural processes of coastal communities, estuarine, traditional and indigenous peoples.

III.	INDIRECTLY IMPACTED: the individuals and companies, present or future, that are not in compliance with the preceding paragraphs, who reside or shall reside in the COVERAGE AREA and that suffer limitation on the exercise of their fundamental rights as a result of environmental consequences and economic, direct or indirect, present or future, of the EVENT, which will be covered with respect to access to information and participation in community discussions, as well as having access to the public equipment resulting from the PROGRAMS.

IV.	ENVIRONMENTAL AREA 1: areas covered by the deposition of waste in the gutters and margins of North Gualaxo rivers, Caramel and Doce, considering the respective portions of their trainers and tributaries, as well as estuarine, coastal and marine in the portion affected by the EVENT.

V.	ENVIRONMENTAL AREA 2: municipalities bordering the Rio Doce and the affected stretches of the Rivers Gualaxo North and Carmo, namely: Mariana, Barra Longa, Rio Doce, Santa Cruz do Escalvado, Rio Casca, Sem-Peixe, São Pedro dos Ferros, São Domingos do Prata, São José do Goiabal, Raul Soares, Dionísio, Córrego Novo, Pingo-D’Água, Marliéria, Bom Jesus do Galho, Timóteo, Caratinga, Ipatinga, Santana do Paraíso, Ipaba, Belo Oriente, Bugre, Iapu, Naque, Periquito, Sobrália, Fernandes Tourinho, Alpercata, Governador Valadares, Tumiritinga, Galiléia, Conselheiro Pena, Resplendor, Itueta, Aimorés, Baixo Guandu, Colatina, Marilândia, Linhares.

VI.	Socioeconomic coverage area: localities and communities adjacent to the Rio Doce, Carmo River, Gualaxo do Norte River and Santarém Stream and estuarine areas, coastal and marine impacted.

VII.	Municipalities of the State of Minas Gerais in the SocioEconomic Area: Mariana, Barra Longa, Rio Doce, Santa Cruz do Escalvado, Rio Casca, Sem-Peixe, São Pedro dos Ferros, São Domingos do Prata, São José do Goiabal, Raul Soares, Dionísio, Córrego Novo, Pingo-D’Água, Marliéria, Bom Jesus do Galho, Timóteo, Caratinga, Ipatinga, Santana do Paraíso, Ipaba, Belo Oriente, Bugre, Iapu, Naque, Periquito, Sobrália, Fernandes Tourinho, Alpercata, Governador Valadares, Tumiritinga, Galiléia, Conselheiro Pena, Resplendor, Itueta and Aimorés.

VIII.	MUNICIPALITIES AND PLACES OF THE STATE OF ESPÍRITO SANTO IN THE SOCIOECONOMIC COVERAGE AREA: Baixo Guandu, Colatina, Barra do Riacho in Aracruz, Marilândia and Linhares, in addition to the estuarine, coastal and marine areas impacted.

IX.	SOCIOECONOMIC PROGRAMS: set of measures and actions to be performed according to technically based PROJECTS, necessary for repair, mitigation, and, when unfeasible considering the technology available and the costs, compensation and compensation for damage caused by socioeconomic EVENT, monitored and supervised by the PUBLIC POWER, in compliance with the Agreement.

X.	ENVIRONMENTAL PROGRAMS: set of measures and actions to be performed according to technically based PROJECTS, necessary for repair, mitigation, and, when unfeasible considering the technology available and the costs, compensation and compensation for damage caused by socioeconomic DISASTER, monitored and supervised by the PUBLIC POWER.

XI.	PROGRAMS: They are ENVIRONMENTAL and SOCIOECONOMIC PROGRAMS PROGRAMS when mentioned together.

XII.	ENVIRONMENTAL PROGRAMS: are the actions and measures taken by the Foundation under this Agreement for the implementation of certain ENVIRONMENTAL PROGRAMS;

XIII.	SOCIOECONOMIC PROGRAMS: are the actions and measures taken by the Foundation under this Agreement for the implementation of certain ENVIRONMENTAL PROGRAMS;

XIV.	PROJECTS: are ENVIRONMENTAL PROJECTS and PROJECTS SOCIOECONÔMICOS when jointly referred.;

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XV.	PUBLIC POWER: public agencies and entities linked to members or PROMISORS and that, because of their institutional duties, has legal power to regulate and/or monitor actions related to a particular PROGRAM.

XVI.	ENVIRONMENTAL BODIES: Instituto Brasileiro do Meio Ambiente e dos Recursos Naturais Renováveis – IBAMA; Instituto Chico Mendes de Conservação da Biodiversidade – ICMBio; Secretaria Estadual de Meio Ambiente e Recursos Hídricos – SEAMA/ES; Institute for Agricultural, Livestock and Forestry Defense of Espírito Santo – IDAF [Instituto de Defesa Agopecuária e Florestal do Espírito Santo]; Secretaria de Meio Ambiente e Desenvolvimento Sustentável – SEMAD/MG; Instituto Estadual de Meio Ambiente e Recursos Hídricos do Espírito Santo – IEMA/ES; Instituto Estadual de Florestas – IEF/MG; Fundação Estadual de Meio Ambiente – FEAM/MG.

XVII.	BODIES OF WATER RESOURCES MANAGEMENT: Agência Nacional de Águas – ANA; Agência de Gestão de Recursos Hídricos do Espírito Santo – AGERH/ES; e Instituto de Gestão das Águas de Minas – IGAM/MG.

XVIII.	REPARATORY PROGRAMS: include measures and reparatory nature of actions that are intended to mitigate, cure and/or repair environmental and socioeconomic impacts directly arising from EVENT;

XIX.	COMPENSATORY PROGRAMS: they include measures and actions that aim to compensate not mitigated or not repairable impacts from the EVENT, by improving the social, environmental and socioeconomic conditions of the directly andimpacted areas.

XX.	FOUNDATION: foundation of private right, not for profit, in compliance with the requirements of the law, to be instituted by SAMARCO and the SHAREHOLDERS in order to prepare and perform all measures provided by ENVIRONMENTAL PROGRAMS and SOCIOECONOMIC PROGRAMS.

XXI.	EXPERT: natural or legal person or group of individuals or legal entities, legally authorized and contracted by the Foundation for the management, evaluation, development and/or implementation of PROGRAMS and/or PROJECT, totally or partially.

XXII.	PREVIOUS POSITION: environmental situation and socioenconômica immediately prior to 05.11.2015.

SOLE PARAGRAPH: The PROGRAMS may adopt, provided that expressly, more limited concepts of COVERAGE AREA of those IMPACTED and INDIRECTLY IMPACTED to ensure a more specific focus to the PROGRAM.

CLAUSE 02: This Agreement aims the prediction of PROGRAMS to be designed, developed and implemented, based on scientifically based studies, through the FOUNDATION, in order to restore the environment and socioeconomic conditions observing the PRIOR SITUATION of the COVERAGE AREA impacted by EVENT observed in PREVIOUS SITUATION, and the adoption of mitigation measures, compensation and necessary compensation and provided for in PROGRAMS, whose compliance and enforcement will be supervised and followed up by PROMISORS, as governance, financing, study scientifically substantiated if appropriate and other statements contained in this Agreement.

CLAUSE 03: The PARTIES expressly recognize that the object of lawsuits listed in the ANNEX, filed by the PUBLIC AUTHORITIES, is covered by this Agreement, and for this reason they shall seek the dismissal of such lawsuits with judgment on the merits, pursuant to the terms of CLAUSE 254.

PARAGRAPH ONE: The PROMISORS shall make submissions in the records of the lawsuits listed in the ANNEX and other existing collective actions, in addition to those that might be proposed for the EVENT, provided you have the object covered by the Agreement to enforce the terms and present obligations hereunder.

PARAGRAPH TWO: The first paragraph does not apply to the Public Civil Action 0043356-50.2015.8.13.0400 originally distributed to the 2nd Civil Court of Mariana / MG .

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CLAUSE 04: The obligations established by this Agreement shall not limit or supersede the powers legally attributed to PUBLIC POWER and the competent bodies for the inspection, licensing and authorization of the activities of the SAMARCO.

CLAUSE 05: For development, approval and implementation of the PROGRAMS and PROJECTS the following shall be observed, except as otherwise expressly provided in this Settlement:

I – The subject matter of this Agreement is the establishment of PROGRAMS to be developed and executed by the FOUNDATION, with the objective of recovering the environment and the socio-economic conditions of the INFLUENCE AREA impacted by the EVENT, in order to restore the PREVIOUS SITUATION.

II – The preparation and execution of the SOCIO-ECONOMIC PROGRAMS shall observe the standard and rules of the applicable public policies, in addition to the other provisions of this SETTLEMENT.

III – The PROJECTS shall determine the measures for recovery, mitigation, remediation and reparation, including payment of compensation, as well as, when achieving such results is unfeasible, the necessary compensatory measures provided for in the PROGRAMS, whose implementation and execution will be inspected and monitored by the PROMISORS, in accordance with governance, financing, studies and other provisions contained in this Agreement.

IV – SAMARCO, VALE and BHP will institute a Foundation governed by Private Law, with autonomy in relation to the founders, with the objective of managing and to executing all measures provided for in the SOCIO-ECONOMIC and SOCIO-ENVIRONMENTAL PROGRAMS.

V – Until the FOUNDATION is organized and effectively initiates its operation, within the terms provided in this Agreement, all the emergency measures and other obligations provided for in this Agreement shall be executed directly by SAMARCO.

VI – The measures for socio-economic and socio-environmental reparation comprise measures and actions with the objective of recovering, mitigating, remedying and/or repairing, including payment of compensation, impacts arising from the EVENT, having as reference the PREVIOUS SITUATION.

VII – The PROGRAMS referred to in this Agreement, and the measures arising from them, will be, as a general rule, understood as reparatory programs, and only programs expressly indicated as compensatory will be classified as COMPENSATORY.

VIII – The measures of socio-economic and socio-environmental compensation have the objective of offsetting impacts for which recovery, mitigation, remediation and reparation is not feasible or possible, arising from the EVENT, by means of improvement of socio-environmental and socio-economic conditions of the affected areas.

IX – The PROGRAMS provided for in the Agreement shall be classified as socio-environmental or socio-economic, and the FOUNDATION’s annual budget shall breakdown the resources allocated for SOCIO-ENVIRONMENTAL PROGRAMS and for SOCIO-ECONOMIC PROGRAMS, as well as, for each one of them, the amounts allocated to recovery and compensation actions.

X – In order to conduct the studies, diagnoses, identification of the adequate measures to execute the reparation and/or compensation PROGRAMS, both socio-environmental and socio-economic, as well as to execute them, the FOUNDATION may hire EXPERTS.

XI – The FOUNDATION may also hire education and research entities or non-profit organizations with recognized competence in the subject matters of the SOCIO-ENVIRONMENTAL PROGRAMS and SOCIO-ECONOMIC PROGRAMS.

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XII – The FOUNDATION and the EXPERTS shall consider the technology available, the current methodology and the public policy standards.

XIII	– The studies to be conducted by the FOUNDATION, by means of EXPERTS based on PROGRAMS provided for in the Agreement, shall guide the preparation and execution of the PROJECTS, whose implementation will have the effect of repairing and/or offsetting the impacts, damages and losses arising from the EVENT.

XIV	– The preparation and execution of the PROGRAMS and PROJECTS shall also, as a general rule, consider:

a)	transparency of the actions and involvement of the communities in the discussions of the measures to be planned and executed;

b)	preference for hiring and use of local and regional labor in order to stimulate the economy of the states of Minas Gerais and Espirito Santo;

c)	performance of socio-economic actions observing the sectorial standards and public policies;

d)	establishment of schedules, subject to the time limitations imposed by the administrative proceedings, indicating proposed dates for beginning and end of the actions, goals and established indicators;

e)	dissemination of information concerning the EVENT and the actions in course;

f)	liaison and dialogue between the FOUNDATION, the INTER-FEDERATIVE COMMITTEE and the IMPACTED parties;

g)	permanent monitoring of the actions encompassed by the PROGRAMS and PROJECTS pursuant to the terms of the Agreement; and

h)	responsible and planned execution of the PROGRAMS, avoiding the environmental and social impacts resulting from the PROGRAMS themselves or, in case that is impossible, mitigating them.

CLAUSE 06: The preparation and execution, by the FOUNDATION, of the PROJECTS and other activities, actions and measures of the SOCIO-ENVIRONMENTAL PROGRAMS and SOCIO-ECONOMIC PROGRAMS shall also consider the following principles (“PRINCIPLES”), except as otherwise expressly provided in this Agreement:

I – The socio-environmental and socio-economic recovery will have as its objective remediating, mitigate and repair, including indemnify the socio-environmental and socio-economic impacts, as applicable, resulting from the EVENT based on the PREVIOUS SITUATION;

II – The PROJECTS and other activities, actions and measures of the SOCIO-ENVIRONMENTAL PROGRAMS and SOCIO-ECONOMIC PROGRAMS will be determined based on study for assessment of the socio-environmental and socio-economic impacts, as applicable, resulting from the EVENT, observing the terms of the Agreement, to be conducted by EXPERTS, so that all PROJECTS, activities, actions and measures established by the PROGRAMS shall have include their scientific grounds, when applicable, and shall have proportionality and efficiency, and shall be intended for the remediation and/or offsetting of ambient and socio-economic impacts occurred as a result of the EVENT;

III – With the purpose of giving celerity and efficiency, the PROJECTS shall be prepared in stages, which will be established in accordance with the subject matter, nature and complexity of the PROJECTS as provided for in the relevant studies, without prejudice to the possibility of implementing such stages simultaneously, provided that justified by the studies, considering, among others, the following stages:

a)	preliminarily, initial assessment of the impacts, made based on information that is known and that is possible to obtain;

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b)	establishment of monitoring programs and programs to determine the PREVIOUS SITUATION;

c)	assessment of the impacts, observing the risks identified as arising from them;

d)	establishment of criteria for measuring and assessing effectiveness in the implementation of the PROJECTS;

e)	definition of the PROJECTS, actions and measures of recuperation socio-environmental and socio-economic established based on the identification of the environmental resources impacted by the EVENT;

IV – As a general rule, the SOCIO-ECONOMIC PROGRAMS of a reparatory nature have preference over the other PROGRAMS.

V – The SOCIO-ECONOMIC PROJECTS will be prepared and executed with main focus on the IMPACTED parties, so as to give effectiveness to the measures implemented, in accordance with objective criteria of transparency, freedom of contract, rationality, recognition of citizenship and human dignity, aiming at promoting social and economic self-sufficiency, and in accordance with general principles of Brazilian law and parameters contained in the existing Brazilian case law in similar cases.

VI – The SOCIO-ECONOMIC PROJECTS shall seek to establish and provide efficient and fast benefits to the IMPACTED parties, prioritizing the IMPACTED parties that have suffered displacement or that have lost all production capacity and that satisfy the criteria established by this Agreement, without prejudice to the emergency measures that are already in course.

VII – If, in the course of the performance of this Agreement, it is technically proved that there is no possible or feasible solution for the actions of recovery, mitigation, remediation and/or reparation provided for in the PROGRAMS and PROJECTS, considering proportionality and efficiency, such actions shall be replaced with compensatory measures additional to those provided for in this Settlement, as validated by the INTERFEDERATIVE COMMITTEE, after hearing the competent bodies.

VIII – Such measures will be determined by means of studies conducted by the EXPERTS hired by the FOUNDATION and approved by the INTERFEDERATIVE COMMITTEE, after hearing the competent public bodies.

IX – Whenever the execution of the reparation measures cause environmental impact that supersedes the environmental benefits projected, the Foundation will propose to the INTERFEDERATIVE COMMITTEE the replacement of such reparatory measures for compensatory measures that are economically equivalent additional to those provided for in this Settlement.

X – The measures provided for in items VII and IX of this clause, and the other compensatory measures provided for in this Settlement, shall be included in and limited to the amount established in the main section of CLAUSE 232.

XI – (i) the amount of BRL 500,000,000.00 (five hundred million Brazilian Reais) to be made available to sewage collection and treatment and disposal of solid waste Program, under CLAUSE 169; (ii) the compensatory measures provided in the hypothesis of items VII and IX of this Clause which may arise from the obligation to repair, object of the Program for the management of the waste resulting from the break of Fundão dam, under CLAUSES 150 to 152; and (iii) the hypothesis provided in CLAUSE 203, paragraph three shall neither be included in nor limited to the amount established in the main section of CLAUSE 232.

XII – The environmental benefits arising from the performance of COMPENSATORY PROGRAMS established under this Agreement, as validated by the INTERFEDERATIVE COMITTEE, hearing the relevant environmental bodies, shall be considered, pursuant to technical grounds, to determine the compensatory measures provided in items VII and IX of this Clause that arise from the remaining waste, if any, from the break of Fundão dam, after the fulfillment with the SCHEDULE provided in CLAUSES 150 to 152.

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XIII – Within 60 (sixty) days from its incorporation, the FOUNDATION shall submit an initial planning of the PROGRAMS, PROJECTS, activities, actions and measures of each one of the PROGRAMS, which planning shall be validated by the INTERFEDERATIVE COMMITTEE, pursuant to the terms of this Agreement, without prejudice of the lower specific terms or the execution of emergency measures;

XIV – The planning approved by the internal bodies of the FOUNDATION shall provide the budget, indicators, goals and schedule for each PROGRAM, and shall take into consideration the guidelines contained in this Agreement and the applicable technical criteria.

XV – Periodic reports of the progress of all PROGRAMS shall be produced and sent to the INTER-FEDERATIVE COMMITTEE, pursuant to the terms of this Agreement.

XVI – All activities developed by the FOUNDATION will be subject to independent external audit to be hired by the FOUNDATION, pursuant to the terms of this Agreement

XVII – The FOUNDATION will conduct periodic revision of all PROGRAMS, in order to search and enable the effectiveness of the reparatory and compensatory activities, submitting the result of the evaluation to the INTER-FEDERATIVE COMMITTEE.

XVIII – The FOUNDATION will have in its internal governance structure an advisory board that shall issue opinions on the PROGRAMS and PROJECTS, indicate proposals of solution for current scenarios and futures scenarios resulting from the dynamic nature of the impact caused by the EVENT and shall hear the opinions of the associations that have standing to defend the rights of the IMPACTED parties, as well as establish participation channels for civil society, and it may, for such purpose, call specific meetings and hear the opinions of organizations interested.

XIX – The FOUNDATION will elaborate compliance policies and manuals, including anticorruption, based on international standards.

XX – The PUBLIC AUTHORITIES will constitute a INTER-FEDERATIVE COMMITTEE, as a body external to and independent from the FOUNDATION, for permanent dialogue with the FOUNDATION, and to determine priorities in the implementation and execution of the PROJECTS, following, monitoring and inspecting the results.

XXI – The INTER-FEDERATIVE COMMITTEE shall validate the PROGRAMS and PROJECTS presented by the Foundation, taking into consideration the PRINCIPLES and the other terms of the Agreement, without prejudice to the need to obtain environmental permits from the relevant environmental agency and other public bodies pursuant to the procedures provided for in this Agreement.

XXII – The process for validation of PROGRAMS and PROJECTS shall be based on an organized dialogue among the parties, in which the FOUNDATION shall submit the PROGRAMS and PROJECTS for validation by the INTER-FEDERATIVE COMMITTEE, in accordance with the PRINCIPLES and guidelines established by the INTER-FEDERATIVE COMMITTEE.

XXIII – The INTER-FEDERATIVE COMMITTEE shall examine the PROGRAMS and PROJECTS submitted and shall indicate the need for corrections, adaptations or shall pose questions concerning the actions to be performed. In case divergence between the FOUNDATION and the INTER-FEDERATIVE COMMITTEE persists, any of the parties may submit the matter to the EXPERTS PANEL, as well as, thereafter, if applicable, to the competent court.

XXIV – Each PROGRAM or PROJECT shall be individually ended, when the goals and objectives provided in such program are achieved, , by means of objective demonstration supported by indicators and technical data, as applicable.

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XXV – The INTER-FEDERATIVE COMMITTEE shall certify the full satisfaction of the PROGRAM.

XXVI – After all PROJECTS prepared and executed in the scopes of the PROGRAMS are fully satisfied, which shall be certified by the INTER-FEDERATIVE COMMITTEE after hearing the competent public bodies, all rights, claims and interests referred to in the Public civil Action and in this Agreement shall be deemed covered, repaired, or compensated, as applicable. In such case, the PROMISORS will give full and irrevocable release to the FOUNDATION, SAMARCO AND THE SHAREHOLDERS.

CLAUSE 07: The development and implementation of the programs in this Agreement shall observe the following principles:

a)	restoration of the environment to the PREVIOUS SITUATION;

b)	remedy the damages caused to those IMPACTED, as defined in this Agreement;

c)	transparency and community engagement in the discussions on the shares;

d)	preference for hiring and use of hand of local and regional work to stimulate the economy of Minas Gerais and Espirito Santo;

e)	realization of socio-economic actions in compliance with the rules and sectoral public policies;

f)	recovery of public and private infrastructure negatively impacted by the EVENT, reverting to operation and consequent cost and maintenance by their owners,

g)	establishment of schedules, subject to the time limitations imposed on public and administrative proceedings, indicating dates early proposals and completion of the actions, defined goals and indicators, once adopted in Projects;

h)	negotiations under COORDINATED BUSINESS PROGRAM, described in this AGREEMENT;

i)	use of reasonable concepts and technical and scientific criteria for assessing and quantifying the impact and implementation of the PROJECT;

j)	performance of socio-economic actions, including assistance actions, intended to reestablish the PREVIOUS SITUATION, without prejudice to other measures covered in this Settlement;

k)	Acknowledgment of public characteristic of information broadcast regarding the actions undertaken within the PROGRAMS in this AGREEMENT;

l)	Dialogue between the FOUNDATION, the INTERFEDERATIVE COMMITEE and the IMPACTED;

m)	Monitoring of impacts and corrective actions, as well as prevention of any possible new impacts;

n)	Responsible and planned implementation of the PROGRAMS, in order to avoid the environmental and social impacts arising from such PROGRAMS or, if not possible, to mitigate such impacts;

o)	Private implementation, under the supervision of the PUBLIC AUTHORITY within the terms established by the law and this agreement.

p)	Follow up, monitoring and supervision by the PUBLIC AUTHORITY and by the independent hired consultants

q)	To promote the transparency and the access to information by the society during the implementation process of the actions established in this agreement; and

r)	Respect to the privacy rights of the IMPACTED parties.

CLAUSE 08: The thematic axes and their SOCIOECONOMIC PROGRAMS to be prepared, developed and implemented by the FOUNDATION to be established, detailed in a separate chapter, are as follows:

I.    SOCIAL ORGANIZATION:

a)	Survey and registration program of those AFFECTED;

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b)	Compensation and indemnity program of those AFFECTED;

c)	Program for protection and recovery of the quality of life of indigenous peoples;

d)	Program for protection and recovery of the quality of life of other peoples and traditional communities;

e)	Social protection program;

f)	Communication Program, Participation, Dialogue and Social Control; and

g)	Assistance program to Animals.

II.    INFRASTRUCTURE:

a)	Program for reconstruction, recovery and reallocation of Bento Rodrigues, Paracatu de Baixo and Gesteira;

b)	Recovery program of UHE Risoleta Neves; and

e)	Recovery program from other Communities and Infrastructure impacted between Fundão and Candonga, including Barra Longa.

III.    EDUCATION, CULTURE AND LEISURE:

a)	Recovery program and school reintegration of the school community;

b)	Conservation program of historical, cultural and artistic memory; and

c)	Program to support tourism, culture, sport and leisure.

IV.    HEALTH:

a)	Program to Support Physical and Mental Health Impacted population.

V.    INNOVATION:

a)	Program to Support Research for Development and Use of Socioeconomic Technologies Applied to remediation of impacts.

VI.    ECONOMY

a)	Resuming program of Fisheries Activities;

b)	Resuming program of Agricultural Activities and Increased Productivity;

c)	Recovery program, and Diversification of Regional Economy with Incentive Industry;

d)	Micro Recovery Program and Small Business in the Trade Sector, Services and Production;

e)	Programme to Stimulate Employment site;

f)	Program for Emergency Financial Assistance to those IMPACTED; and

g)	Program for Reimbursement of extraordinary public expenses of the PROMISORS

VIII.    MANAGEMENT OF ACTION PLAN

a)	Management program of socio-economic programs

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CLAUSE 09: According to the terms and conditions set forth in this Agreement, the parties acknowledge that the following guidelines should be provided to IMPACTED in SOCIOECONOMIC AREA:

I.	Repair;

II.	Participation in the plans, programs and actions;

III.	Information; and

IV.	Restitution of public and community assets.

SOLE PARAGRAPH: The guidelines referred to in the caput do not exclude others that are arising from the breakdown of socio-economic programs.

CLAUSE 10: Are forms of socioeconomic repair: replacement, restitution and recovery of assets; the monetary compensation in single or continued provision; the standard resettlement, rural or urban; self resettlement; the exchange; assistance for remediation and mitigation of the EVENT, at the the extent that the reparation may not be feasible, with tecnology and reasonable costs,a s provided in compensation conditions, according to the following definitions:

I – Replacement, Restitution and Recovery of Assets: replacement, renovation, reconstruction or construction of new structures, as well, improvement, accessory part or structure has been destroyed or damaged by the EVENT;

II – Pecuniary compensation for Single Delivery: repair in monetary form, paid in a lump sum, on an individual basis or family unit, paid to individuals or legal entities (in the latter case, only to microenterprises and small sized companies), and such due payment of compensation for land and improvements lost or damaged, where the replacement is not feasible, or refund restoration, or unless otherwise agreed with the those IMPACTED;

III – Pecuniary damages in Provision for Determined time: repair in monetary form, paid in monthly installments, on an individual basis or family unit, paid to individuals or legal entities (in the latter case, only to microenterprises and small sized companies), when the repair due to the loss or partial impairment of income-generating activity or subsistence, whose amount may not be below the minimum wage, plus the payment of social rent in the event of loss or unavailability of property, as defined within the respective program;

IV – Resettlement Rural and Urban: when the repair occurs through joint delivery of land, housing and infrastructure, observing the provisions of the land law and based on basic parameters of orientation, such as choice of land and size of house and such applicable mode when the reset , restitution or restoration of the well is not affected still technically feasible

V – Self resettlement assisted: when offered the economic and financial condition in which the recipient accepts and is responsible for proper relocation, with the agreed value includes not only the amount of the property and the land, but also a compensation for the furniture and the goods and improvements destroyed; the costs of change; and equivalent to a rent estimated by the parties, covering the period between the disaster and the actual payment of compensation.

VI – Exchange: while others offer good, or the possibility of exercise of any other right material or immaterial as a form of reparation, within the parameters to be defined in ENVIRONMENTAL PROGRAMS and SOCIOECONOMIC PROGRAMS and do not violate the principles essential to human dignity; and

VII – Assistance for remediation and mitigation of effects of the EVENT: support and assitance to those IMPACTED by EVENT in the form of actions and remediation and mitigation of its effects services, focused on the recovery of the carrying capacity, individually or communally, for a specified time.

PARAGRAPH ONE: The measures referred to in this Clause shall be implemented after consultation of the FOUNDATION to those IMPACTED, and shall provide for mechanisms to assure the just, simple and quick negotiation, which might be followed up by the Public Authority according to the Coordinated Negotiation Plan..

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PARAGRAPH TWO: the indemnification mentioned on item III of this clause can not be lower than 1 minimum wage oer month, plus 20% per dependent, considering as dependent the one enlisted on article 16 of Law 8.213/1991.

CLAUSE 11: It is understood as participation in PROGRAMS, provided they are approved under the terms of this Agreement, the possibility of those IMPACTED effectively participate, to be heard and influence at all stages and phases under this Agreement, both in the planning phase and the effective implementation of programs and actions referred to in this Agreement, and such participation be ensured in collective character, following methodologies to expression and individual participation.

CLAUSE 12: The Right to Information implies that all plans, programs and actions under this Agreement should be publicly available and be published in an accessible language to those ACHIEVED or INDIRECTLY IMPACTED, and should be presented in a transparent, clear and, whenever possible, objective way.

CLAUSE 13: remediation of public goods and services and community concerns reparations of a collective nature, affected by EVENT, as well as the necessary compensations.

SOLE PARAGRAPH: The Right to Restitution of Public and Community Assets is public and collective character and may not be subjected to any trade of individual character .

CLAUSE 14: Those IMPACTED are entitled to use the environment as well as to take advantage of public and community assets that have been negatively impacted by the EVENT.

CLAUSE 15: The thematic axes and their SOCIOECONOMIC PROGRAMS to be prepared, developed and implemented by the FOUNDATION, detailed in a separate chapter, are as follows:

I.	WASTE MANAGEMENT AND RECOVERY OF THE QUALITY OF WATER

a)	Management program for waste arising from the disruption of the Fundão dam, considering conformation and in situ stabilization, excavation, dredging, transportation, treatment and disposal;

b)	Implementation program of the tailings containment systems and in situ treatment of the affected rivers.

II.	FOREST RESTORATION AND WATER PRODUCTION

a)	Recovery program of the ENVIRONMENTAL AREA 1 in the municipalities of Mariana, Barra Longa, Rio Doce and Santa Cruz do Escalvado, including bioremediation

b)	Program for Recovery of Permanent Preservation Areas (APP) and recharge areas of the Rio Doce Basin and erosion control;

c)	Nascent recovery program

III.	BIODIVERSITY CONSERVATION

a)	Program of conservation of aquatic biodiversity , including freshwater, coastal and estuarine area and marine area afffected;

b)	Strengthening program of screening structures and reintroduction of wildlife;

c)	Conservation program of the terrestrial fauna and flora

IV.	WATER SAFETY AND WATER QUALITY

a)	Program for collection and treatment of sewage, and disposal of solid waste

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b)	Program for improvement of water supply systems

V.	EDUCATION, COMMUNICATION AND INFORMATION

a)	Environmental education program and preparation for environmental emergencies;

b)	information program for the population of ENVIRONMENTAL AREA 1; and

c)	National and international communication program.

VI.	PRESERVATION AND ENVIRONMENTAL SAFETY

a)	Environmental risk management program in ENVIRONMENTAL AREA 1 of the Rio Doce Basin; and

b)	Research and Monitoring Program of the Rio Doce Basin, estuarine, coastal and marine areas impacted.

VII.	MANAGEMENT AND SUSTAINABLE LAND USE

a)	Program for consolidation of conservation units; and

b)	Program for promotion of implementation of CAR and PRAs in ENVIRONMENTAL AREA 1 of the Rio Doce Basin.

VIII.	MANAGEMENT OF ACTION PLAN

a)	Management program of the recovery plan of the Rio Doce Basin, estuarine , coastal and marine areas.

CLAUSE 16: The SOCIOECONOMIC programs might preview, since it is in an express way, specific measures and action in places outside the impacted area, since it is related to the affected people.

CLAUSE 17: The SOCIOECONOMIC and ENVIRONMENTAL PROGRAMS include measures whose implementation may depend on third-party acts, and in such situations the FOUNDATION shall not be held liable for any delays or modifications in the manner of performance of the PROGRAMS that are not imputable to the FOUNDATION, subject to PARAGRAPH ONE of CLAUSES 185 and 248.

CHAPTER TWO: SOCIOECONOMIC PROGRAMS:

CLAUSE 18: For repair and compensation for socio-economic consequences of the disaster, it shall be designed, developed and implemented by the FOUNDATION the following PROGRAMS, grouped into seven themes: Social organization; Infrastructure; Education, Culture and Leisure; Health; Innovation; Economy; and Action Plan Management.

PARAGRAPH ONE All socioeconomic actions, including records, completed by SAMARCO may be used by the Foundation.

PARAGRAPH TWO For the regular execution of SOCIOECONOMIC PROGRAMS, it is necessary the effective participation of the public network in the performance of their regular duties with the observance of their flows, treatment protocols and delivery of its public services.

PARAGRAPH THREE: If, during the performance of this Settlement, it is proven that there is no feasible solution for the reparation actions provided for in the PROGRAMS, such actions shall be replaced with equivalent compensatory measures, which will be determined by means of studies conducted by the EXPERTS and approved by the INTER-FEDERATIVE COMMITTEE, hearing the opinion of the competent bodies of the PUBLIC AUTHORITIES.

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SECTION I: SOCIAL ORGANIZATION

SUBSECTION I.1 Program of survey and registration of those AFFECTED;

CLAUSE 19: In up to eight (8) months from the signing of this Agreement, the Foundation will complete the individual registration procedure for considering the IMPACTED SCOPE SOCIOECONOMIC AREA.

CLAUSE 20: It shall be identified all the areas where they are found potential social, cultural, economic or environmental, verified through causal chain identification, in a study commissioned by the Foundation and conducted by an independent institution from the guidelines and with the approval of the INTER-FEDERATIVE COMMITTEE.

CLAUSE 21: Registration refers to natural and legal persons (in the latter case, only to microenterprises and small sized companies), families and communities and should contain the survey of economic activities impacted, and material losses.

PARAGRAPH ONE: To register, the IMPACTED should, not only by means of official documents, documents proving personal data, age, gender, composition of household, place of original residence, occupation, education level, family income before ACCIDENT document number identity and social security number, if any, and other data that may prove necessary.

PARAGRAPH TWO: In exceptional cases, the FOUNDATION might accept that the AFFECTED people who do not hold the documents mentioned in the last paragraph can prove the required information by signing a public declaration to be created under all legal enforcements, according to the FIRST AMENDMENT OF THE PRELIMINARY SOCIO-ENVIRONMENTAL AGREEMENT entered into by the Federal Public Attorney’s Office, Labor Public Attorney’s Office, and the State of Espírito Santo Attorney’s Office on December 04, 2015.

PARAGRAPH THREE: For registration of legal entities shall be submitted documents proving CNPJ number, state registration, corporate name, trade name, composition of corporate structure, line of business, revenue and annual profit, address of head office and branches, when applicable, information regarding the classification as small or micro-enterprise cooperative or association and other data that may prove necessary.

PARAGRAPH FOUR: Observed the criteria established in PARAGRAPH ONE, when applicable, it shall be registered the definition of the registered person in specific situations of greater vulnerability that require specialized care and/or priority, including in this criterion women, children, adolescents, the elderly, the illiterate and people with disabilities, which should, in these cases, follow their own protocols.

PARAGRAPH FIVE: Technical study performed by the SPECIALIZED COMPANY CONTRACTED may include the need to survey other information.

PARAGRAPH SIX: The eligibility for the COORDINATED NEGOTIATION PROGRAM shall be determined as per the formula established on CLAUSE 34, in such a way that the registry inclusion does not implicate the automatic acknowledgment of the eligibility and damage extension.

CLAUSE 22. The Foundation shall define, from the technical studies, whether physical or legal person, families or communities met the requirements and criteria to be registered, and the final registry must be submitted to validate the inter-federative COMMITTEE.

PARAGRAPH ONE: The records shall be revisited, supplemented or corrected in case of distortions, inaccuracies or deficiencies identified by the FOUNDATION, by the INTERFEDERATIVE COMMITEE or by the independent consultants.

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PARAGRAPH TWO: In the case of fraud identification duly investigated, the FOUNDATION can delete their registration and shall refer the matter for validation by the inter-federative COMMITTEE.

CLAUSE 23: The register provided for in this PROGRAM shall serve as a reference design and quantification of all SOCIOECONOMIC PROGRAMS.

CLAUSE 24: It shall be up to the FOUNDATION make the survey of material losses of IMPACTED through the registration defined in CLAUSE 22, recording the damages reported by them, should be added other information verified on-site inspection or other evidence.

SOLE PARAGRAPH: Whenever possible, it shall be performed photographic record of sites and objects alleged as damaged.

CLAUSE 25: It should be made known to the inter-federative COMMITTEE about the status of a quarterly registration to completion, which must be submitted to validate the inter-federative COMMITTEE.

SOLE PARAGRAPH: Until the completion and validaçãodo register, this should be considered for emergency and other necessary actions.

CLAUSE 26: People identified as AFFECTED or INDIRECTLY IMPACTED shall be informed about the rights and PROGRAMS provided for in this AGREEMENT.

CLAUSE 27: Individuals and families identified in vulnerability situation or fundamental rights risk of violation of, without prejudice to the FOUNDATION obligations shall be forwarded by the FOUNDATION for service in established programs and social policies and the competence of the PUBLIC AUTHORITY, when qualified for such programs.

CLAUSE 28 The FOUNDATION shall create permanent mechanisms for updating, revision and registration correction for individual situations, which may be used both for inclusion as the exclusion of individuals and companies.

SOLE PARAGRAPH: It shall be performed a socioeconomic monitoring of families in the specific PROGRAMS context.

CLAUSE 29: It shall be allowed the access to the database referred to in this PROGRAM to representatives of inter-federative COMMITTEE and public agencies when required.

PARAGRAPH ONE: The IMPACTED may have access to their own records when required to FOUNDATION.

PARAGRAPH TWO: Any request for report of the data in the database that may be requested by PUBLIC AUTHORITY shall be answered within twenty days.

PARAGRAPH THREE: Any request for report of the data in the database that may be requested by representatives of those AFFECTED and INDIRECTLY IMPACTED shall be answered within twenty days.

CLAUSE 30: The registration shall comply with the National Joint Protocol for Comprehensive Protection of Children and Adolescents, Elderly and Persons with Disabilities in Risk and Disaster Situation (Ministerial Decree n. 2 of 6 December 2012).

SUBSECTION 1.2 Compensation and indemnity program of those AFFECTED;

CLAUSE 31: The foundation should create and run a program for redressing and indemnification by coordinated negotiation to repair and compensate AFFECTED PEOPLE, according to CLAUSE 10, showing losses and damages or demonstrate the impossibility of doing so, according to CLAUSE 21.

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CLAUSE 32: The PROGRAM shall prioritize the repair of those AFFECTED residents in the municipalities and districts of Mariana, Barra Longa, Rio Doce and Santa Cruz do Escalvado, Regência and Povoação.

CLAUSE 33: For the implementation of the program provided for in Clause thirty two, the foundation shall establish a COORDINATED NEGOTIATION PROGRAM directed and led by a legal coordinator, which will manage the COORDINATED NEGOTIATION PROGRAM, considering the specificities of each IMPACTED on its previous situation, the collected evidence, the amount of compensation and the modalities applicable repair.

CLAUSE 34: The FOUNDATION shall create indemnification parameters considering the socioeconomic condition of FFECTED their PREVIOUS SITUATION, as well as the general principles established by Brazilian law and parameters of existing precedents on Brazilian courts.

PARAGRAPH ONE: The registry in the NEGOCIATION PROGRAM by the AFFECTED PEOPLE is facultative.

PARAGRAPH TWO: determination of the eligibility of IMPACTED for NEGOTIATION PROGRAM COORDINATED, as well as the general indemnification parameters to be established within the same will be proposed by the FOUNDATION and will be submitted to INTER-FEDERATIVE COMMITTEE for validation.

CLAUSE 35: The registered IMPACTED who meet the criteria for compensation and have been declared eligible by the FOUNDATION to join the COORDINATED NEGOTIATION PROGRAM should be invited to join this initiative and participate in the negotiations, according to a schedule to be established and published by FOUNDATION .

SOLE PARAGRAPH: Negotiations should take place in locations and environments that facilitate access and participation of AFFECTED PEOPLE

CLAUSE 36: The AFFECTED PEOPLE that at the end of the negotiations, do not accept the terms of the agreement presented under COORDINATED NEGOTIATION PROGRAM may claim any compensation by their own way, but can not be deleted from the other SOCIOECONOMIC PROGRAMS as the exclusive result of such negative.

CLAUSE 37: For the conclusion of individual agreements in the scope of the Coordinated Negotiation Program, it shall promoted free legal assistance to AFFECTED PEOPLE who are not represented by lawyers, particularly for vulnerable population affected.

SOLE PARAGRAPH: For caput forecasting service, the Foundation will seek partnerships with the Public Defender and the Order of Attorneys of Brazil.

CLAUSE 38: The COORDINATED NEGOTIATION PROGRAM should be completed within a maximum of eighteen (18) [Pending issue] months from the signing of this Agreement and the payment of claims to be made within three (3) months after the conclusion of the negotiations without prejudice to the emergency actions that are already under way, which should be considered under SOCIOECONOMIC PROGRAM.

SOLE PARAGRAPH: The time limits provided for in the caput may be exceptionally revised, provided that duly justified and validated by the inter-federative COMMITTEE.

SUBSECTION 1.3: Program for protection and recovery of the quality of life of indigenous peoples;

CLAUSE 39: The FOUNDATION shall execute a program to offer specialized service to the indigenous peoples of the KRENAK territory and of the COMBOIOS, TUPINIQUIM and CAIEIRAS VELHAS II indigenous lands.

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SOLE PARAGRAPH: The PROGRAM shall be constructed together with the indigenous peoples, in dealings and negotiations with the participation of the National Indigenous Foundation – FUNAI.

CLAUSE 40 The service referred to this program shall respect to the particular forms of social organization, customs, habits and traditions of indigenous peoples KRENÁK, TUPINIQUIM and GUARANI.

CLAUSE 41: Mechanisms shall be provided to carry out consultation and participation of indigenous peoples in all phases of this program.

CLAUSE 42: It shall be predicted supervision, participation and validation of the FOUNDATION Nacional do Índio – FUNAI and the Secretaria Especial de Saúde Indígena do Ministério da Saúde – SESAI in all phases of this program, the extent of their competence.

CLAUSE 43: The following actions shall be undertaken by the FOUNDATION in relation to KRENÁK people in the state of Minas Gerais, without prejudice to what is agreed to directly with the indigenous people:

(i)	Maintenance of emergency support measures provided forin the 11.16.2015 agreement entered with VALE S.A.;

II.	Continuous monitoring of the following situations, pursuant to the terms of the 11/16/2015 agreement:

a)	water supply;

b)	water quality;

(C)	cattle;

(D)	monthly financial support for families;

e)	health;

f)	infrastructure; and

g)	update of needs in dialogue with KRENAK indians.

III.	Hiring of independent consulting, according to the Terms of Reference to be agreed with FUNAI, to draw up detailed study of the environmental and socioeconomic impacts of the EVENT on the KRENÁK;

IV.	Detailing a Permanent Action Plan, based on the study provided for in section III;

V.	Performance, monitoring and reassessment of the shares composed by the Permanent Action Plan.

PARAGRAPH ONE: The measures provided for in items I and II shall be immediately initiated, with the participation of FUNAI, and shall be maintained until the Permanent Action Plan.

PARAGRAPH TWO: The hiring of the consultancy mentioned in Item III shall be made within ninety (90) days of the submission of the Terms of Reference to be presented by FUNAI. The Terms of Reference shall be delivered by FUNAI within 30 days from the signature of the Settlement.

PARAGRAPH FOUR: The actions provided for in section V shall be maintained throughout the duration of the Permanent Action Plan referred to in this Clause.

CLAUSE 44: The following actions shall be undertaken by the Foundation or by SAMARCO in relation to TUPINIQUIM and GUARANI people located in the COMBOIOS, TUPINIQUIM and CAIEIRAS VELHAS II indigenous lands:

I.	In case the need for a specific diagnosis carried out by FOUNDATION or by SAMARCO is identified, and made available to Funai and the Indian people in up to 20 (twenty) days from the execution of the

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Agreement, emergency support measures shall be implemented, upon agreement with the communities, with participation of Funai, observing the provision in CLAUSES 40, 41 and 42, without prejudice of Funai preparing their diagnosis at their own expenses

II.	continuous execution and monitoring of the emergency support measures, if applicable in the terms of item I;

III.	Hiring of independent consulting, according to the Terms of Reference to be agreed with FUNAI, to draw up detailed study of possible environmental and socioeconomic impacts of the EVENT on the TUPINIQUIM and GUARANI;

IV.	Detailing of a Permanent Action Plan, based on the study referred to in item III;

V.	Performance, monitoring and reassessment of the actions that compose the Permanent Action Plan, based on the study referred to in item III.

PARAGRAPH ONE: Negotiations to identify possible impacts of the EVENT should be initiated/taken up with the communities immediately, with the participation of FUNAI;

PARAGRAPH TWO: In case of disagreement in relation to the diagnosis and emergency measures proposed provided in item I, FOUNDATION and FUNAI may adopt judicial and extrajudicial measures to solve the impasse. While the discussions on diagnosis and emergency measures proposals are in progress, the measures on which there is convergence of understanding shall be implemented by FOUNDATION

PARAGRAPH THREE: The hiring of the technical consultancy mentioned in item III shall be made within 90 (ninety) days, from submission of the Terms of Reference to be submitted by FUNAI. The Terms of Reference shall be delivered by FUNAI within 30 days from the signature of the Settlement.

PARAGRAPH FOUR: The actions provided for in item V shall be maintained for the entire duration of the Permanent Action Plan referred to in this clause.

CLAUSE 45: The preparation, development and execution of the PROGRAMS, PROJECTS and actions provided for in this Sub-section does not exclude the members if indigenous communities from the other PROGRAMS, except for those with which they are incompatible, pursuant to the terms of the PROGRAMS.

SUBSECTION I.4 Program for recovery of the quality of life of other peoples and traditional communities;

CLAUSE 46: The FOUNDATION shall negotiate with Quilombo de Santa Efigenia descendants of slave community in Mariana – MG, and undertake assessment to identify any impact to such communities occurred due to the ACCIDENT..

PARAGRAPH ONE: In case impacts which justifies the undertake of emergency measures are identified, the FOUNDATION shall implement it urgently, while it is necessary.

PARAGRAPH TWO: For the implementation of the assessment established on the caput, the FOUNDATION shall hire an independent consultants firm within 90 days from the presentation of the Reference Term to the Palmares Cultural Foundation – FCP.

PARAGRAPH THREE : In case the result of the study provided for in the main section above indicates such need, the FOUNDATION shall undertake a permanent action plan, – which must be created jointly with aush communities, with the participation of Palmares Cultural Foundation – FCP.

CLAUSE 47 In case the need for implementation of a program in the terms of Clause Forty, Paragraph One, is identified, he service referred to this program should correspond to the particular forms of social organization, customs, habits and traditions of Communities Remaining Quilombo of Santa Efigenia.

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CLAUSE 48: In case the need for implementation of a program in the terms of Clause Forty, Paragraph One and/or Paragraph Two, is identified, the supervision, participation and validation by FCP in all phases of such program shall be provided, to the extent of their competence.

CLAUSE 49: The preparation, development and execution of the programs and actions provided in this subsection, does not exclude the communities and their members from the other PROGRAMS, except for those with which they are incompatible or that generate double benefits, according to the PROGRAMS guidelines..

CLAUSE 50: In case there is indicative evidence brought by the PUBLIC AUTHORITIES of other traditional communities that may have been impacted by the EVENT, the FOUNDATION shall adopt the same procedure provided for in this subsection.

CLAUSE 51: It is understood by people and traditional communities culturally differentiated and that groups recognize as such, which have their own forms of social organization, which occupy and use territories and natural resources as a condition for their cultural, social, religious, ancestral and economic, using knowledge, innovations and practices generated and transmitted by tradition.

SOLE PARAGRAPH: Are excluded from this program the indigenous peoples, which shall have its own program provided for in Clauses of Subsection I.3.

CLAUSE 52: For the purposes of this Agreement, it shall be construed as traditional territories the necessary space for the cultural, social and economic reproduction of Traditional Peoples and Communities, whether used permanently even if with effective use on a seasonal basis.

CLAUSE 53: This program shall observe the art. 68 of the Constitutional Provisions (ADCT); Law No. 7,668, of August 22, 1988; Decree No. 4887 of 2 November 2003; Decree No. 6,040, of February 7, 2007; and Decree No. 3551 of August 4, 2000, and the Convention 169 of the International Labour Organization – ILO.

Subsection I.5: Social Protection Program

CLAUSE 54: The Foundation shall prepare, develop and implement a program to promote social protection through social assistance actions, including socio-cultural activities and psychosocial support, developing monitoring to families and individuals by IMPACTED EVENT, prioritizing IMPACTED with physical movement.

CLAUSE 55: The PROGRAM should be directed to families and persons in need of social protection actions in accordance with the parameters established by the FOUNDATION in accordance with public policies, due to the ACCIDENT.

CLAUSE 56: Excluding what is attribution of PUBLIC AUTHORITIES, the social protection PROGRAM should support the adoption of a protocol to meet the AFFECTED PEOPLE who are in situations of vulnerability or social risk for violation of fundamental rights; due to the ACCIDENT.

SOLE PARAGRAPH: The social protection program should ensure support for the continuity of essential public services, where their interruption or loss in serving the population has elapsed ACCIDENT.

CLAUSE 57: The actions referred to in the previous article shall observe the rules and guidelines of Law No. 8,742, of December 7, 1993 (Organic Law of Social Assistance – LOAS); Law No. 12,608, of April 10, 2012; the National Social Assistance Policy; and the National Joint Protocol for Comprehensive Protection of Children and Adolescents, Elderly and People with Disabilities in Risk and Disaster Situation (Interministerial Ordinance no. 2, of December 6, 2012).

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CLAUSE 58: This PROGRAM shall start within 30 (thirty) days of the signing of this Agreement and shall have a minimum duration of 36 (thirty six) months from the date of commencement.

SOLE PARAGRAPH: The term provided for in the main section of this clause may be extended, if such need duly justified, at least 12 (twelve) months before the end of the original term.

SUBSECTION 1.6 Communication Program, Participation, Dialogue and Social Control

CLAUSE 59 The Foundation should ensure social participation in the processes of identifying and detailing plans and programs, including accountability of actions relating to SOCIOECONOMIC PROGRAMS.

CLAUSE 60: The population IMPACTED and INDIRECTLY IMPACTED is entitled to comprehensive information, transparent, full and public in an accessible, appropriate and comprehensive language to all interested parties, as a necessary condition for clarified social participation.

CLAUSE 61 It recognized the multiplicity of disclosure forms and procedures and effective social participation, since public hearings to the use of new media to favor an enlightened participation.

CLAUSE 62: This program shall promote the participation of individuals and corporations, communities and organized social movements.

CLAUSE 63: It is up to the FOUNDATION the realization of periodic thematic panels as provided in the program, considering the area of influence of the subject to be treated.

SOLE PARAGRAPH: In addition to the thematic panels, it shall be performed yearly events accountability of the Foundation’s actions in all regional bases of physical reference, with reporting of actions taken.

CLAUSE 64: It shall be created permanent channels of communication and interaction with society at fixed and itinerant spaces, if necessary, and it shall be provided for the following actions:

a)	institution of table of dialogue and permanent negotiation pursuant to the terms of the Program;

b)	construction and maintenance of the specific virtual site on the Internet for dissemination of information related to the disaster;

c)	creation and maintenance of dialogical spaces with communities, both fixed and mobile spaces;

d)	implementation of the ombudsman mechanism to monitor the remediation plan of action, and to receive complaints and comments by the IMPACTED parties; and

e)	0800 central services to the population.

CLAUSE 65: An interactive platform related to the EVENT shall be developed by the FOUNDATION, enlisting the EVENT’s consequences, as well as the measures and PROGRAMS already implemented.

SOLE PARAGRAPH: The platform’s purpose is to provide an inventory of data and information, as well as preserve the cultural, technical and scientific memories of the EVENT, promoting people’s access to information.

CLAUSE 66: It shall be up to the FOUNDATION to create a team of multidisciplinary communication and social participation, professional and appropriate structure.

CLAUSE 67 In addition to the above measures, the following actions shall be implemented:

a)	creation of a manual of “questions and answers”, which shall be available to community leaders and shall clarify the processes of temporary housing, financial assistance, compensation and others;

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b)	disclosure on the FOUNDATION’s social network all the initiatives, questions for clarification and transfer of information; and

c)	relationship with press and availability of releases to the media;

CLAUSE 68: A specific ombudsman should be created for dialogue with the affected population, with the appointment of an Ombudsman, whose name and contact information should be widely publicized in institutional channels.

CLAUSE 69 All data, values and reports of all SOCIOECONOMIC PROGRAMS should be available for public consultation, directly on the website, regardless of any prior registration.

CLAUSE 70:It shall be guaranteed service channels suitable for vulnerable groups.

CLAUSE 71: All of the channels of dialogue in this program should be in place within 90 days of the signing of this agreement and shall operate while this Agreement is in force.

CLAUSE 72:

The Ombudsman shall issue quarterly reports on the claims presented with statistical data, and the presentation of the progress of the activities covered by this program.

Subsection I.7: Assistance Program to Animals

CLAUSE 73: The Foundation shall develop a program to assist homeless and stray animals, including domestic animals such as dogs and cats, is aimed specifically at Mariana and Barra Longa.

SOLE PARAGRAPH: It is not included in the scope of this program the wild animals and the protection of aquatic fauna, which shall be treated in their own programs.

CLAUSE 74: It shall be up to the FOUNDATION to perform the following actions:

a)	rescue animals impacted by the EVENT;

b)	referral to CRAs (Animal Collection Centers) implemented by the FOUNDATION;

c)	provide food to animals that may remain on their land of origin;

d)	provide veterinary medical care to all animals rescued and impacted directly;

e)	registration of all animals received the CRAs;

f)	promote adoption event for animals that are not withdrawn by their tutors; and

g)	allocate the animals not adopted for a Sanctuary, as requested by the TCP (Preliminary Commitment Agreement) signed between MPMG and SAMARCO.

CLAUSE 75:

This program shall be kept for a minimum of two (2) years from the date of signature of this agreement.

SECTION II: INFRASTRUCTURE:

Reallocation, recuperation and reconstruction program of Bento Rodrigues, Paracatu de Baixo and other affected communities;

CLAUSE 76: This PROGRAM shall provide for actions to reallocate Bento Rodrigues, Paracatu de Baixo and other communities affected by the EVENT.

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CLAUSE 77 Are part of this PROGRAM the following actions, to be developed by the Foundation:

a)	definition, together with the communities, the new location for resettlement;

b)	acquisition of areas that were chosen together with Communities;

c)	preparation and approval of urban design and other engineering deliverables of the new community;

d)	deployment of energy infrastructure , water, sanitation, street layout, paving, drainage and access;

e)	drafting and approval of architectural plans and subsequent construction of properties;

f)	resettlement of public use buildings such as schools, health facilities, parks, indoor court and places of worship, equivalent to the PREVIOUS SITUATION and in compliance with the standards of the sectorial public policy;

g)	demolition of compromised structures and consequent cleaning;

h)	collective negotiation in participatory body for determination of location, discussion of PROJECTS and monitoring of works;

i)	depending on the peculiarity of each case will be considered the possibility of self-assisted resettlement, exchange and/or compensation for IMPACTED who so wish; and

j)	providing temporary housing of homeless people for a period of three (3) months after the final solution of their homes.

CLAUSE 78:

This program shall be started within 15 (fifteen) days and must be completed within thirty (36) months.

Subsection II.2: Recovery program of UHE Risoleta Neves’s Reservoir

CLAUSE 79: The Foundation shall develop a program to address the actions necessary to dredging of the Candonga lake and the recovery of operating conditions of UHE Risoleta Neves.

CLAUSE 80: Actions should be developed for the dredging of the reservoir HPP Risoleta Neves and repair the infrastructure of the hydroelectric plant, subject to the judicial settlement signed with the PUBLIC PROSECUTION SERVICE OF MINAS GERAIS and with the STATE OF MINAS GERAIS on February 6, 2016 (case 0024.15.086.405-6).

CLAUSE 81: Remediation actions shall be completed according to schedule to be approved by the FOUNDATION , being such program active until the effective resumption of HPP Risoleta Neves operation, observing said settlement.

SUBSECTION II.3. Recovery program from other Communities and Infrastructure impacted between Fundão and Candonga, including Barra Longa.

CLAUSE 82: The foundation must provide recovery or reconstruction of infrastructure damaged by the EVENT, observing the PREVIOUS SITUATION and the parameters established by public policy.

PARAGRAPH ONE: This program is intended for the communities and infrastructure impacted between Fundão and Candonga, including Barra Longa, exception made for the measures provided for in the Program for reallocation, reconstruction and recuperation of Bento Rodrigues, Paracatu de Baixo and Gesteira.

PARAGRAPH TWO: If other communities and/or infrastructure affected in another location as a result of EVENT are identified, the program will also be extended to them.

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PARAGRAPH THREE: if the resettlement or temporary reallocation of the families is necessary, as well as the reallocation of public equipment, it shall establish the supplying of basic infrastructure, such as potable water and electricity in an accessible area.

CLAUSE 83: The plan shall observe the standard and parameters of public policy.

CLAUSE 84: The program should predict the following remedial actions in the areas impacted between Fundão and Candonga, subject to the second paragraph of Clause 82:

a)	resettlement schemes of access;

b)	cleaning and removal of waste in the affected structures, rubble and debris resulting from EVENT;

c)	demolition of compromised structures and consequent cleaning;

d)	reconstruction of bridges;

e)	drainages;

f)	rebuilding and/or refurbishing of fences, corrals and barn;

g)	reconstruction of churches and other houses of worship;

h)	reconstruction of football fields and spaces for sports practice of public access;

(i)	reconstruction of community centers, parks and public places of leisure;

j)	reconstruction of wells and pinguelas

k)	recovery and refurbishment of efficient access routes impacted by the EVENT;

l)	containment of embankments and slopes to access;

m)	reconstruction or renovation of housing units affected;

n)	reconstruction and recovery of impacted health and education facilities;

o)	reconstruction and recovery of all bridges, access and destroyed or damaged road networks;

p)	recovery of funding structures, treatment and distribution of water;

q)	recovery of funding structures and sewage treatment;

r)	recovery of impacted health and education facilities;

s)	reconstruction, recovery of other public buildings affected.

CLAUSE 85: Whenever the repair of the structure cannot be made at the same place, the choice of land for new construction shall count with the participation of the AFFECTED PEOPLE and approval of the PUBLIC AUTHORITY to which the service is bound.

CLAUSE 86 In the case of public structures destroyed, beyond the repair of the property, it shall be reassembled equipment, furniture and instruments, as well as material consumption demonstrably lost or damaged directly as a consequence of the EVENT required to operate the respective service;

CLAUSE 87: For purposes of CLAUSE 86 above, and not being possible to estimate the stock volume of consumables destroyed, it shall be indemnified the amount correspondent to the consumption of the installation over one (6) months.

CLAUSE 88: This program shall start within 15 (thirty) days and shall have a minimum duration of 30 (thirty) months from the signature of this Agreement.

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SECTION III:EDUCATION, CULTURE AND LEISURE

SUBSECTION III.1 Recovery program and school reintegration of the school community;

CLAUSE 89: The foundation must provide reconstruction as standard and parameters of public policy, acquisition of furniture, equipment and materials needed for schools impacted Fundão to Candonga, providing the means to reintegrate their students and professionals involved with school routines.

SOLE PARAGRAPH: The acquisition in the first sentence shall be aligned with the standards and municipal public policy and the standards established by the Ministry of Education – MEC and the Fundo Nacional de Desenvolvimento da Educação – FNDE.

CLAUSE 90: In cases of resettlement, school structures shall be built in new communities following norms and standards of the PUBLIC POWER and need scaled in the resettlement plans.

CLAUSE 91: While the final structures are not available, the Foundation shall provide the offer of accessibility conditions for students to temporary schools.

CLAUSE 92: It shall be provided training activities for education professionals to work in emergency situations, as well as for the provision of services arising from the DISASTER.

CLAUSE 93: The program shall include also the psycho-pedagogical supervision for students and professionals in the schools impacted during the period of ten (36) years from the date of signature of this agreement.

SOLE PARAGRAPH: The term provided for in the main section of this clause may be extended, if such need is duly justified, at least 6 (six) months before the end of the original term.

CLAUSE 94: The terms of this program should be compatible with the schedule of the Program for reallocation and reconstruction of Bento Rodrigues, Paracatu de Baixo and Gesteira and Recovery Program of other communities and infrastructure impacted between Fundão and Candonga.

SUBSECTION III.2 Conservation program of historical, cultural and artistic memory

CLAUSE 95: The Foundation shall prepare program to recover cultural objects of material nature and preserve cultural heritage of the communities of Bento Rodrigues, Paracatu Low and Gesteira stricken by the EVENT, provided that the goods are of historical, archaeological, inventoried artistic and/or listed by IPHAN and/or affected by IEPHA EVENT.

CLAUSE 96: Actions to preserve the assets shall observe the provisions stipulated in the Preliminary Statement of Commitment signed with PUBLIC PROSECUTION SERVICE OF THE STATE OF MINAS GERAIS on November 30, 2015.

SOLE PARAGRAPH: Complementing the information made available by IPHAN and IEPHA, the diagnosis shall include the performance of participatory inventory in the communities affected in order to identify the tangible and intangible elements that make up the local culture, as well as to implement memory centers.

CLAUSE 97: The diagnosis shall be succeeded by Intervention Proposal for preservation and conservation that establishes scale of priorities for action because of the degree of risk of irreversible losses of cultural property, whether tangible or intangible.

CLAUSE 98: The intervention Proposal on cultural heritage, to be implemented by the Foundation, shall contemplate:

a)	development and implementation, through qualified professionals, archaeological project of impacted sites;

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b)	Dissemination of scientific knowledge already produced in respect to archaeological heritage of the affected region to which access and further research has been frustrated by the changes in the landscape caused by EVENT;

c)	implementation of rehabilitation works of cultural heritage impacted preferably by school sites to encourage the use and training of the local workforce;

(D)	actions to the rescue, the generational transmission and promotion of cultural activities of the communities, such as parties and celebrations, knowledge and traditional techniques, crafts and cuisine.

CLAUSE 99: With regard to sport and leisure, the FOUNDATION shall promote the re-establishment and revitalization of spaces and conditions necessary for the holding of sports competitions, dance and music events, occupational and training activities for the elderly, children’s activities in counter-shifts or holiday periods, as well as the insertion of the affected population in new activities and sports available in the cities of Bento Rodrigues and Barra Longa.

CLAUSE 100: This program should be maintained for a period of 60 months from the approval of the PROJECT by the FOUNDATION.

SOLE PARAGRAPH: The term provided for in the main section of this clause may be extended, if such need is duly justified, at least 6 (six) months before the end of the original term.

Subsection III.3: Program to support Tourism, Culture, Sport and Leisure, with reparatory and compensatory aspects.

CLAUSE 101: The Foundation shall carry out a program to support Tourism, Culture, Sport and Leisure, of compensatory nature and, for such purpose, shall conduct an assessment of the EVENT’s impact on the Tourism, Culture, Sport and Leisure in the municipalities of COVERAGE AREA SOCIOECONOMIC of both States.

CLAUSE 102: The diagnosis shall be discussed with the communities and should include a survey of the cultural events, sports and leisure of COVERAGE AREA, especially those associated with natural resources put in unavailability by the EVENT.

SOLE PARAGRAPH: The diagnosis shall include the local tourism inventory and diagnosis of tourism potentialities.

CLAUSE 103: In the light of diagnosis, could be developed following actions related to culture, tourism, sport and leisure in the areas identified in the diagnosis as impacted, as compensatory measures:

a)	implementation of sports and leisure facilities;

b)	creation of Memorial in Bento Rodrigues, in agreement with the community;

c)	technical and material support to expand the Programs Mais Cultura in Universities and Mais Cultura in Schools;

d)	campaign of self-declaration of cultural groups, collectives and entities by means of the “Rede Cultura Viva” Platform.

e)	modernization of municipal public libraries and the creation of a National Committee for the Promotion of Reading, in order to encourage reading promotion activities.

f)	implementation of cultural facilities and development of actions to foster and provide incentives to culture in line with the Policy and the National Culture System.

g)	revitalization of the Estrada Real Program, in the COVERAGE AREA, in order to attract more tourism to the localities; and

h)	Undertaking actions for development of fishing activities at hydrographic basin

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CLAUSE 104: In the light of diagnosis, the following actions must be undertaken related to culture, tourism, sport and leisure in the areas identified in the diagnosis as impacted:

a)	strengthening of local institutions related to tourism activities;

b)	preparation of participative tourism plan; and

c)	technical support for implementation of the tourism plan, including advertising.

d)	submission of proposal, prepared together with the impacted communities, to address the environmental losses as necessary to perform leisure, sports and sociability activities, to be validated by the GOVERNMENT BODIES involved;

e)	reparation of the segments of Estrada Real impacted by the EVENT;

f)	implementation of the recovery actions of Sport/Amateur Fishing for the river basin; and

g)	Professional requalification of local agents of sport fishing impacted, including fishing guides, skippers, accommodation structures and producers of baits, in case it is impossible to resume the original activity.

CLAUSE 105 The diagnosis referred to in this program must be completed within twelve (12) months from the signature of this agreement, and the promotion of actions undertaken for a period of five (de60) years.

SECTION IV: HEALTH:

Program Supporting Physical and Mental Health Impacted population.

CLAUSE 106: It should be provided technical support for the development and implementation of health monitoring protocol of the population exposed to the effects of the EVENT.

CLAUSE 107: It shall be up to the FOUNDATION elaborate program to provide technical support for the service to the municipalities of Mariana and Barra Longa in the implementation of health action plans or health actions already agreed to date as a result of the effects of the EVENT.

CLAUSE 108: The program shall provide for measures and actions needed to mitigate the damage caused to the health of the population directly affected by the EVENT.

CLAUSE 109: This program shall include actions to be performed by the Foundation in the following areas, which shall be limited to the effects resulting from the EVENT:

a)	primary care;

b)	surveillance in environmental health, epidemiology, health worker, health and promotion of health;

c)	pharmaceutical care;

(D)	laboratory support;

e)	secondary care; and

f)	mental health care;

CLAUSE 110: The actions provided for in this health support program should be maintained for a period of 36 (thirty six) months from the date of signature of this Agreement.

SOLE PARAGRAPH: The term provided for in the main section of this clause may be extended, if such need is duly justified, at least 6 (six) months before the end of the original term.

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CLAUSE 111: It shall be up to the Foundation develop an Epidemiological Study and Toxicological to identify the epidemiological profile and health retrospective, current and prospective residents of Mariana to the river mouth of the Rio Doce, to assess risks and correlations arising from the EVENT.

PARAGRAPH ONE: The area covered by the Study may be expanded if technical evidence of risks to the population’s health is found in coastal areas of the COVERAGE AREA not covered by the Study, by means of technically justified demand submitted by the PUBLIC AUTHORITIES.

PARAGRAPH TWO: Having being identified the impacts of the EVENT to health, the study indicates the necessary mitigating actions to ensure the health of IMPACTED to be accomplished by the Foundation.

PARAGRAPH THREE: The study shall be based on health indicators of ten (10) years prior to the EVENT and should be kept for a minimum of ten (10) years after the EVENT.

PARAGRAPH FOUR: The period referred to in the previous paragraph shall be extended in case of increasing evidence of verification of the incidence of negative conditions or changes in the epidemiological profile that can be derivations EVENT, any longer than necessary.

CLAUSE 112: The study shall be conducted in the form of a qualitative and quantitative, exploratory and descriptive field research with mapping and epidemiological health profile using official data available, field samples and other rules laid down in the standard of public policy.

SOLE PARAGRAPH: The raw data and analyzes produced in the study of the course should be available for wide public consultation and sent to state health departments, or equivalent, in the states of Minas Gerais and Espirito Santo.

SECTION V: INNOVATION

SUBSECTION V.1: Program to Support Research for Development and Use of Socioeconomic Applied Technologies for remediation of impacts.

CLAUSE 113: The Foundation shall encourage and finance the production of knowledge related to the recovery of the areas affected by the disaster through the creation and strengthening of technology research lines applied [NOTE: following segment to be discussed] with internalization of technologies developed for the recovery process.

CLAUSE 114: The following actions will be performed:

a)	promotion of research aimed at economic utilization and disposal of waste;

b)	promotion of education and training on issues related to the rehabilitation of the affected areas; and

CLAUSE 115: The actions under this program, which has a compensatory nature, may be carried out through partnerships with educational institutions and research.

SECTION VI: ECONOMY

SUBSECTION VI.1 Resuming program of Fisheries Activities;

CLAUSE 116: The Foundation shall develop a program to support the fishermen AFFECTED, along the COVERAGE AREA.

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CLAUSE 117: It shall seek the restoration of the productive areas and conditions for fishing production, including equipment and infrastructure for the impacted storage, processing and marketing.

CLAUSE 118: The Foundation shall provide technical assistance to fishermen impacted by the EVENT and their cooperatives and associations, in order to facilitate the resumption of its activities, as well as financial aid to IMPACTED fishermen in the amount set by the Financial Assistance Program to IMPACTED until the fishing condition is equivalent to the PREVIOUS SITUATION or until the payment of compensation resulting from the COORDINATED NEGOTIATION Program, in case the event provided for in CLAUSE ONE HUNDRED TWENTY EIGHT is applicable.

CLAUSE 119: Whenever the resumption of fishing activity is not possible by virtue of the Event, vocational training courses shall be offered in other activities, providing technical assistance pursuant to the terms of PNATER, as appropriate, in order to identify and facilitate the relocation to new economic or productive activity, subject to the payment Financial assistance provided in CLAUSE 118 until the fishing condition is equivalent to the PREVIOUS SITUATION or until conditions for professional reallocation are established, whichever occurs first, ensuring the conclusion of offer of ongoing qualification courses in the scope of this PROGRAM.

CLAUSE 120: Obligations related to training and technical assistance should be maintained for 24 (twenty four months).

SOLE PARAGRAPH: The period provided for in the caput may be extended if this need is a reasoned justification.

CLAUSE 121: This program also applies to sandpits IMPACTED, provided that legally authorized to conduct such activity.

CLAUSE 122: It shall be prepared and implemented a plan for recovery of fishing in COVERAGE AREA, and in case of identification of impacts due to the Event, a plan for recovery of aquaculture activities impacted, which shall be linked to environmental studies.

CLAUSE 123: It shall be provided emergency measures for readjustment or adaptation of the forms of work and income directly related to the river, notably concerning fishermen and sanding, being possible to be planned and alternatives of social collective business.

SUBSECTION VI.2 Resuming program of Agricultural Activities and Increased Productivity;

CLAUSE 124: The purpose of this program is to recover agricultural activities and IMPACTED producers along the rail do Rio Doce.

CLAUSE 125: This program should include the following actions to IMPACTED producers along the rail do Rio Doce:

a)	providing area producers who had their agricultural activities permanently negated due to the EVENT equivalent to the PREVIOUS SITUATION, subject to the public policy;

b)	restoration of productive areas for restoration and conditions to produce as PREVIOUS SITUATION, including soil, animals, equipment and facilities;

c)	technical assistance to producers, cooperatives and impacted associations in order to facilitate the resumption of its activities, under the PNATER for 24 months of rebuilding the SITUATION PREVIOUS productive areas for restoration and may be extended if this need is a reasoned justification.

d)	financial aid to IMPACTED producers in the amount set by the Financial Assistance Program to IMPACTED to the production condition is equivalent to the previous situation or performance of what is provided in letter “a”.

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e)	Whenever the resumption of fishing activity is not possible, vocational training courses in other activities shall be offered, providing technical assistance in terms PNATER, as appropriate, in order to identify and facilitate the relocation to new economic or productive activity, subject to the payment Financial assistance provided in letter “d”, until the professional condition for the professional relocation are met or the recovery of pasture in the impacted areas, when technically viable.

f)	pasture recovery in the affected areas, where technically feasible;

g)	training of pastures in other areas of the property in exchange for pasture technically not recoverable in the short term;

h)	replacement of grassland by other feed sources with improved productivity that can be grown in the affected property;

(i)	implementation of management techniques in search of trying to increase the productivity of the property;

g)	reestablishment of water for irrigation and watering animals harvesting structures impacted the PREVIOUS POSITION or, if not possible, to develop alternatives to the reestablishment of water harvesting structures; and

h)	supply of food for animals on farms directly affected, to the pasture recovery.

CLAUSE 126: It shall be planned specific actions for the rehabilitation of irrigation systems.

CLAUSE 127: It shall not be re-established agricultural activities in APPs (Permanent Preservation Areas).

CLAUSE 128: Obligations related to training and technical assistance should be maintained for 24 (twenty four months).

SOLE PARAGRAPH: The period provided for in the caput may be extended if this need is a reasoned justification to 12 (twelve) months ended the original deadline.

SUBSECTION VI.3: Recovery program, and Diversification of Regional Economy with Incentive Industry;

CLAUSE 129: It shall be up to the FOUNDATION to adopt strategies for the development of other economic activities in the region that promote the reduction of its dependence on the mining industry, stimulating the emergence of new industries in the region, based on technological alternatives for sustainable base and able to promote greater productive integration of the population.

CLAUSE 130: Should the Foundation take the following actions within the limits of SCOPE IMPACTED AREA:

a)	Establishment of lines of credit by productive equalization and guarantee fund of constitution;

b)	technical support for the development of economic diversification plan Germano region;

c)	diagnosis of potential and encouraging economic activity;

d)	actions for image restoration of local products;

e)	Promotion of associativism and cooperativism; and

f)	development of new industries and services to meet the demands arising from the affected areas.

CLAUSE 131: The term of this program should be proposed by the Foundation and validated by inter-federative COMMITTEE.

Subsection vi.4 Micro Recovery Program and Small Business in the Trade Sector, Services and Production;

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CLAUSE 132: The Foundation shall establish and implement a specific program for the recovery of micro and small businesses in the trade sector, services and productive and located Fundão to Candonga and Regency and Village, directly impacted by the EVENT, which should be completed in 24 months counted the approval of the budget of the Foundation.

PARAGRAPH ONE: The period provided for in the caput may be extended if this need is a reasoned justification.

PARAGRAPH TWO: It shall be provided, without prejudice to participation in the COORDINATED NEGOTIATION Program, for reconstruction of affected facilities, replacement of the affected inputs necessary for the resumption of business and development to resuming of production.

PARAGRAPH THREE: For the purposes of this program, it is understood as micro and small business micro and small enterprise, small business, individual entrepreneurs, workers who have their own business, formalized or not, and the workers by themselves without employment bond either formal or informal.

PARAGRAPH FOUR: To the recipients of this program will be provided financial assistance in the amount set by the Financial Assistance Program to IMPACTED until the resumption of the original conditions for the exercise of the economic activities or new business to replace the previous one.

CLAUSE 133: Unable to resume the original economic activities located in Fundão to Candonga and Regency and Population, due EVENT, it will be also the FOUNDATION support small entrepreneurs in new business incubation to replace the previous one, for 36 (thirty-six) months from the adoption of the PROGRAM on FOUNDATION .

SOLE PARAGRAPH: The term provided for in the main section of this clause may be extended, if such need is duly justified, at least 6 (six) months before the end of the original term.

Subsection VI.5: Program of Stimulus to Local Hiring of compensatory aspects

CLAUSE 134: The Foundation shall prepare and implement local procurement prioritization program to encourage use of the local workforce and local network providers for the actions that are developed in Fundão to Regência.

CLAUSE 135: To attend this program, the following actions shall be developed:

a)	performance of research studies to identify potential entrepreneurs, businesses and markets;

b)	strategy of prioritizing local shopping, including the survey of the supply of local products and services, distribution of demand for goods and services, performance of business round with potential suppliers, since in accordance with market prices; and

c)	emphasis on areas that have had greater impairment of their productive activities and activities associated with local vocations.

CLAUSE 136: This program should start running in ninety (90) days from the establishment of the Foundation and must be maintained while the FOUNDATION is active.

SOLE PARAGRAPH: The implementation of this PROGRAM shall observe the provision in Clause 223, as well as the rules contained in the policies and manuals provided therein

SUBSECTION VI.6 Financial Assistance Program Emergency to those IMPACTED.

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CLAUSE 137: It shall be up to the Foundation to develop an emergency financial assistance program for IMPACTED population who has had involvement of their income due to proven interruption, proved according to the conditions set forth in Clause 21, of their productive or economic activities due to the EVENT until the restoration of conditions for resumption of productive or economic activities.

SOLE PARAGRAPH: The provision contained in the caption does not compromise the continuity of the implementation of agreements and commitments entered into prior to the execution hereof.

CLAUSE 138: To be granted a monthly financial aid will require registration and verification of financial dependence of production or economic activity.

SOLE PARAGRAPH: To perform this program, it shall be granted a monthly financial assistance by registration in the amount of 1 (one) minimum wage, plus 20% (twenty percent) per dependent as the dependent referred to in art. 16 of Law 8.213/1991, and another basket as value stipulated by DIEESE, subject to compensation under the negotiation program, subject to the provisions of the TAC signed with the Federal Public Ministry, Labour and the State of Espirito Santo.

CLAUSE 139: There should be delivery of the cards to the beneficiaries of this program, based on criteria established in TAC.

CLAUSE 140: The payments shall be made until the conditions for the exercise of the economic activities are reestablished or, in case such reestablishment is not feasible, until the conditions are established for a new productive activity to replace the previous one, according to term set forth in the PROGRAM, limited to a maximum term of 5 years counted from the date of signature of this Agreement,

SOLE PARAGRAPH: The maximum term provided in the main section can be extended for a additional period of one year, in case this need is reasonably justified within 3 (three) months before the end of the original term, and so on up to the ninth year counted from the execution of this Agreement, so that the payment provided in the main section does not exceed 10 (ten) years.

SUBSECTION VI. 7: Program of compensation of extraordinary expenses of PROMISORS

CLAUSE 141: The FOUNDATION shall reimburse the PROMISORS for any extraordinary public expenses arising from the EVENT, duly updated, as per the ANNEX.

SOLE PARAGRAPH: The other PROGRAMS subject to this agreement shall precede the reimbursement of the PROMISORS’ extraordinary expenses.

CLAUSE 142: The FOUNDATION undertakes to discuss with the affected municipalities the reimbursement thereto caused by the extraordinary public expenses resulting from the EVENT.

CLAUSE 143: After the reimbursement provided for in clause 141 is completed, the PROMISORS shall give full release for the losses resulting from the EVENT.

SOLE PARAGRAPH: Other public extraordinary expenses arising from the EVENT, of the same nature from those provided in ANNEX mentioned in the main section of CLAUSE 141, incurred by the PARTIES from the date of this Agreement, shall be subject to compensation under this PROGRAM.

SECTION VII:

MANAGEMENT OF ACTION PLAN

SUBSECTION VII.1.: Management program of socio-economic programs

Framework Agreement

CLAUSE 144: The FOUNDATION shall equip SOCIOECONOMIC PROGRAMS mechanisms and process management, monitoring and evaluation, including information systems, databases, indicators, in accordance with the mechanisms and governance processes set forth in this Agreement.

PARAGRAPH ONE: The portfolio management model programs to be adopted should include at least the cost of management, time and scope, with the budget for each program, indicators, targets and timetable.

PARAGRAPH TWO: This program shall be in operation in six (6) months from the date of signature of this Agreement.

CHAPTER THREE: ENVIRONMENTAL PROGRAMS:

CLAUSE 145: The SOCIOENVIRONMENTAL PROGRAMS should have a diffuse and transindividual nature, embracing reparative and compensatory measures according to the AGREEMENT.

SOLE PARAGRAPH: In the context of the SOCIOENVIRONMENTAL PROGRAMS, it shall be designed, developed, and performed the following PROGRAMS, grouped into eight themes: Management of Tailings; Recovery of Water Quality; Forest Restoration and Water Production; Biodiversity Conservation; Water Security and Water Quality; Education, Communication and Information; Preservation and Environmental Safety; Management and Sustainable Land Use; Action Plan Management.

CLAUSE 146: For the implementation of this Agreement, ENVIRONMENTAL PROGRAMS are classified as:

SOLE PARAGRAPH: The ENVIRONMENTAL PROGRAMS referred to in this Agreement, and the ensuing measures shall, as a rule, be understood as reparatory, being classified as COMPENSATORY only the programs and measures expressly indicated as such herein.

CLAUSE 147: For purposes of CLAUSE 146, the Parties acknowledge that all measures implemented by the FOUNDATION exceeding mitigation, remediation and/or recovery of environmental impacts directly arising from the disaster have collective compensatory nature and for the benefit of the community.

CLAUSE 148: The measures and actions described in ENVIRONMENTAL PROGRAMS shall be performed as provided for in this Settlement, reviewed and approved by ENVIRONMENTAL BODIES.

CLAUSE 149: If, during the performance of this Agreement, remains proven that there is no viable technical solution for the repair actions planned in PROGRAMS, these shall be replaced by equivalent compensatory measures, which shall be defined through studies and programs undertaken by SPECIALIZED COMPANY CONTRACTED and which must be approved by the PUBLIC POWER, by ENVIRONMENTAL BODIES and oF WATER RESOURCES MANAGEMENT.

SECTION I:

WASTE MANAGEMENT, AND RECOVERY OF WATER QUALITY

SUBSECTION I.1 Management program for waste arising from the disruption of the Fundão dam, considering conformation and in situ stabilization, excavation, dredging, transportation, treatment and disposal;

CLAUSE 150: It shall be up to the FOUNDATION to carry identification studies and detailed assessment ENVIRONMENTAL AREA 1, considering the PREVIOUS SITUATION and the effects arising from the EVENT.

PARAGRAPH ONE: The evaluation of changes shall include hydrodynamics and hydro sediment evaluation.

Framework Agreement

PARAGRAPH TWO: The studies referred to above shall be disclosed until the last business day of July 2016 and shall be evaluated and approved by ENVIRONMENTAL BODIES and WATER RESOURCES MANAGEMENT.

PARAGRAPH THREE: Specifically for the reservoir of HPP Risoleta Neves, SAMARCO shall make its best efforts for the dredging of the fisrt 400m (four hundred meters) in such reservoir to be completed by December 31, 2016.;

CLAUSE 151: It shall be up to the Foundation to perform the management of waste arising from the disruption of the Fundão dam, according to results of environmental assessments established in this PROGRAM, as well as considering the area’s environmental and socio environmental aspects.

SOLE PARAGRAPH: It is included in the management of waste referred to in the caput of the project design and the recovery actions of river areas, estuarine and coastal, excavation, dredging, transportation and final disposal and/or treatment in situ.

CLAUSE 152: It shall be up to the Foundation to perform the disposal of waste resulting from the disruption of the Fundão dam, to be quantified according to studies under this program, including treatment and environmentally proper disposal, upon approval by ENVIRONMENTAL AGENCIES.

CLAUSE 152: The activities of management and disposal of waste resulting from the collapse of the Fundão dam under this program will seek to provide income generation for the impacted population, if economically feasible, in the manner provided for in the SOCIO-ECONOMIC PROGRAMS.

Subsection I.2: Implementation program of restraint systems of the tailings and in situ treatment of the affected rivers, covering the following nature of reparative measures

CLAUSE 154: It shall be up to the FOUNDATION to build and operate emergency structures sediment containment and/or in treatment systems in situ of the affected rivers, between the Fundão dam and the Risoleta Neves dam, with completion until December 31, 2016.

CLAUSE 155: Studies shall be conducted and outline alternative scenarios to assess the adoption of the best techniques and procedures, in the terms of the plan/program approved, to be submitted by the last business day of August 2016, for full containment of the waste disposed in the area of Germano Dam, Fundão and Santarém and along the gutter and marginal areas of the Rivers Gualaxo do Norte, Caramel and Doce to the Risoleta Neves dam and water treatment in order to maximize the effectiveness of containment systems and to minimize the impact associated with the continuity of the transport of sediments to the Rio Doce, which shall be presented until the last business day of August, 2016.

CLAUSE 156: It shall be implemented by the FOUNDATION techniques and procedures for the overall containment and waste water treatment approved by ENVIRONMENTAL AGENCIES, according to studies referred to in this program

SOLE PARAGRAPH: The techniques and procedures referred to above may include the construction of permanent structures.

CLAUSE 157: The measures described in the PROGRAMS will aim to gradually reduce the turbidity of the Rivers Gualaxo North, Carmel and Candy, to upstream of HPP Risoleta Neves, for maximum levels of 100 (one hundred) NTU in the dry season, within the period specified in accordance with the established studies in CLAUSE 150, within maximum of three years.

Framework Agreement

SECTION II:

FOREST RESTORATION AND WATER PRODUCTION

SUBSECTION II.1. Recovery program of the areas affected by tailings in the municipalities of Mariana, Barra Longa, Rio Doce and Santa Cruz do Escalvado, including bioremediation, covering the following measures of reparative nature

CLAUSE 158: It shall be up to the FOUNDATION to perform initial revegetation, emergency and temporary, for grasses and legumes, aiming to reduce the laminar and wind erosion, with a total length of 800 ha (eight hectares) and completed by the last business day of June 2016, according with the Environmental Recovery Plan approved by ENVIRONMENTAL AGENCIES.

CLAUSE 159: It shall also recover 2,000 ha (two hectares) in ENVIRONMENTAL AREA 1 in the municipalities of Mariana, Barra Longa, Rio Doce and Santa Cruz do Escalvado, according to the program approved by ENVIRONMENTAL BODIES.

SOLE PARAGRAPH: The implementation of the actions mentioned in the caput shall be in a period of four (4) years counted from the date of signature this Agreement, with six (6) additional maintenance years, according to a schedule to be established in the respective program.

CLAUSE 160: It shall be made by the Foundation the regularization of gutters and margins (armouring) and control erosion in Rivers Gualacho do Norte, Carmo and Doce in the stretch upstream of the Risoleta Neves dam, to be approved by ENVIRONMENTAL BODIES, with completion by the last business day of December 2017.

SOLE PARAGRAPH: It is the obligation of the Foundation to perform the management of waste, as stipulated in CLAUSE 151.

SUBSECTION II.2 Recovery Program for the Permanent Preservation Areas (APP) and recharging areas on the Rio Doce Basin, with control of erosion processes, in accordance with the following measures and requirements of compensatory nature

CLAUSE 161: The Foundation, as a compensatory measure, shall foster the recovery of degraded APPs of Rio Doce and tributaries preferably, but not limited to, in the sub-basins of the rivers determined as alternative sources of supply for the municipalities and districts listed in the second and third paragraphs of CLAUSE 171 of this settlement, in accordance with the priorities determined by the INTERFEDERATIVE COMMITTEE in an area of 40,000 ha within 10 (ten) years.

FIRST PARAGRAPH: From the area described in the caput for recovery of degraded APPs, 10,000 ha should be run through reforestation and 30,000 ha should be carried out through conduction of natural regeneration.

SECOND PARAGRAPH: For the execution of this PROGRAM, it is established the minimum amount of R$ 1,100,000,000.00 (one billion, one hundred million reais).

THIRD PARAGRAPH: In the event of carrying out the activities provided for in paragraph one cost less than R $ 1,100,000,000.00 (one billion, one hundred million reais), the Foundation shall perform other reforestation and/or regeneration in the area defined by the INTERFEDERATIVE COMMITTEE to achieve that value.

FOURTH PARAGRAPH: The recovery of APPs mentioned in the caput shall follow similar methodology to the Reforestation Program, Water Producer or similar initiatives in the states of Minas Gerais and Espirito Santo.

CLAUSE 162: For the purposes of recovery of marginal areas and compensation of degraded APPs, projects of seed production and forest native species shall be implemented or shall be supported with the same objective, in line with the programs mentioned in the Fourth Paragraph of CLAUSE 161.

Framework Agreement

SOLE PARAGRAPH: In APP’s recovery object in this program, it shall also be carried out soil management for the recovery of erosion areas and prioritizing the recharge areas of the Rio Doce Basin.

Subsection II.3: Nascent recovery program, encompassing the following compensatory measures

CLAUSE 163: It shall be up to the FOUNDATION, as a compensatory measure, to recover five thousand (5,000) springs, to be defined by the Hydrographic Basin Committee of Rio Doce (CBH-Doce), with the recovery of five hundred (500) springs a year after the signing of this agreement, in a maximum period of ten (10) years, as set out in the Integrated Water Resources Plan of the CBH-Doce.

SECTION III:

BIODIVERSITY CONSERVATION

SUBSECTION III.1.: Program of conservation of aquatic biodiversity , including freshwater, coastal and estuarine area and affected marine area, covering the following measures of reparatory nature

CLAUSE 164: The Foundation shall prepare and implement measures for the recovery and conservation of the aquatic fauna in impacted ENVIRONMENTAL AREA 1 of the river basin do Rio Doce, including:

a)	population study of freshwater fish fauna of the channel and tributaries of the Rio Doce in ENVIRONMENTAL AREA 1, which shall be submitted by the last working day of December 2016, as directed by ICMBIO;

b)	evaluation process of the conservation status of the native fish species from the Rio Doce Basin in ENVIRONMENTAL AREA 1, which shall be presented by the last business day of June 2016, as directed by ICMBIO; and

c)	measures for the recovery and conservation of the aquatic fauna in the Rio Doce Basin in ENVIRONMENTAL AREA 1, according to results of studies indicated in letter b above, which shall be submitted by the last working day of December 2016, as directed by ICMBIO.

SOLE PARAGRAPH: The program provided for in this Section shall be supervised by ICMBio, in conjunction with other ENVIRONMENTAL BODIES, which will monitor its implementation.

CLAUSE 165: The Foundation shall prepare and implement wildlife monitoring measures at the mouth of the Rio Doce and estuarine and marine environments affected, and shall:

(i)	Perform and present, by the last business day of June 2016:

a)	Proposal of study to assess the water quality and eco-toxicity on aquatic organisms, estuarine, marine and freshwater; and

b)	Methodological description of the animal monitoring measures the mouth of the Rio Doce and estuarine environments and impacted marine.

II.	Perform and present, by the last business day of May 2017, studies for:

a)	identification and characterization of acute and chronic impact on the species and the food chain of freshwater environments, estuarine and marine; and

b)	assessment of seabed habitats, including calcareous algae and corals rhodoliths, in estuarine areas, sea and the river mouth affected by material from the EVENT;

III.	implement and execute the monitoring measures referred to in this clause for a period of five years from the approval of the proposed studies by ICMBio.

PARAGRAPH ONE: From the first working day of July 2017, the monitoring measures referred to in this program and the parameters resulting from the outcome of the studies provided for in the preceding paragraphs shall be integrated as orientation of ENVIRONMENTAL BODIES.

Framework Agreement

PARAGRAPH TWO: The program provided for in this Section shall be supervised by ICMBio, in conjunction with other ENVIRONMENTAL BODIES, which will monitor its implementation.

CLAUSE 166: This program shall include contingency actions associated with the monitoring of the river mouth of the Rio Doce fauna, the affected estuarine and marine environments.

PARAGRAPH ONE: The contingency actions mentioned in the caput must be submitted by the last working day of July 2017, under the guidance and supervision by ICMBio, in conjunction with other ENVIRONMENTAL BODIES, which shall monitor its implementation.

PARAGRAPH TWO: The actions referred to in this section shall be kept for a period of five years counted from the approval of the proposed studies by the competent environmental agency.

Subsection III.2: Strengthening program of screening structures and reintroduction of wildlife, covering the following compensatory measures

CLAUSE 167: It shall be up to the Foundation to perform the construction and the 2-rigging (two) Centers Screening and Rehabilitation of Wild Animals (CETAS), in accordance with the Terms of Reference to be issued by IBAMA and its equipment list, within ENVIRONMENTAL AREA 2, being one unit in Minas Gerais and another in Espírito Santo, in areas free and unimpeded for the building indicated by IBAMA;

PARAGRAPH ONE: The schedule and the location of CETAS deployment shall be defined between the parties, not exceeding a maximum period of two (2) years from the date of performance of this Agreement.

PARAGRAPH TWO: The Foundation shall ensure resources for the operational maintenance of CETAS for a 3 (three) years period counted from the delivery of the CETAS, except for the operating expenses with government personnel, according to the Project Management Plan to be determined by the governing body.

PARAGRAPH THREE: The proceedings provided for in the preceding paragraph shall include the cost of maintaining third-party handlers teams during the period provided in the preceding paragraph.

Subsection III.3: Conservation program of the terrestrial fauna and flora of reparatory nature

CLAUSE 168: The Foundation shall submit, by the last working day of december 2016, a study to identify and characterize the impact of the EVENT within the ENVIRONMENTAL AREA 1 on the endangered terrestrial species through rapid ecological assessment.

PARAGRAPH ONE: Until the last business day of December 2016, it shall be presented an Action Plan for the conservation of terrestrial fauna and flora, according to results of the study provided in the caput.

PARAGRAPH TWO: The plan referred to in the previous paragraph shall run from the last business day of January 2017, after approval by the environmental agency.

SECTION IV:

WATER SAFETY AND WATER QUALITY

Subsection IV.1: Collection program and treatment of sewage in compensatory nature

CLAUSE 169 – THE FOUNDATION will provide founds on the amount of R$ 500 million to the Municipalities at ENVIRONMENTAL AREA 2 for the defrayal of basic sewage programs implementation, sanitary installation, eradication of landfills and installation of regional sanitary landfills.

Framework Agreement

PARAGRAPH ONE: It should be kept the deposit in a banking account separated of the FOUNDATION.

PARAGRAPH SECOND: the FOUNDATION shall not undertake the actions described on the caput nor elect the Municipalities to be attended, being only obligated to make such resources available, observing the FUNDATION compliance’s proceedings.

PARAGRAPH THREE: The inter federative committee, by the analysis of the projects presented by the interested Municipalities, shall formally indicate to the FOUNDATION the Municipalities entitled to receive the resources and the respective amounts to be made available by the FOUNDATION.

FOURTH PARAGRAPH. The allocation referred to in the THIRD PARAGRAPH may be used to cover the costs of the public partner’s pecuniary consideration, partially or totally, due by the concession-granting authority in case of sponsored concession.

CLAUSE 170: The amounts established in the caput of last paragraph shall be deposited by the i FOUNDATION in the bank account referred to into the first paragraph of the previous clause, observing the following schedule:

I – R$ 50 million in the second semester of 2016;

II – R$ 100 million in the first semester of 2017;

III – R$ 100 million in the second semester of 2017;

IV – R$ 125 million on the first semester of 2018; and

V R$ 125 million on the second semester of 2018.

SUBSECTION IV.2: Program for improvement of water supply embracing the following measures of reparatory and compensatory characteristic

CLAUSE 171: In municipalities that have locations whose operation of the public supply system was temporarily unavailable due to the EVENT, the Foundation shall build alternative catchment and distribution systems and improving water treatment plants for all municipal centers and locations that capture directly from the channel of the Rio Doce, using the proper technology available to all municipalities, to reduce by 30% (thirty percent) the direct supply dependence on that river, compared to levels prior to the EVENT, as a reparatory measure.

PARAGRAPH ONE: This program shall include field surveys, design studies and basic projects, to be developed in two (2) years from the date of signature of this Agreement. From these activities, the necessary construction work should be completed within three (3) years.

PARAGRAPH TWO: It is considered that the operation of the public water supply system was temporarily unavailable in following municipalities: (I) Alpercata; (Ii) Gov. Valadares; (Iii) Tumiritinga; (Iv) Galilee; (V) Resplendor; (Vi) Itueta; (Vii) Baixa Guandu; and (Viii) Colatina; and (ix) Linhares;

PARAGRAPH THREE: It is considered that the operation of the public water supply system was temporarily unavailable in the following municipalities: a) Mariana: (I) Camargos; (Ii) Pedras; (Iii) Paracatu Low; b) Long Bar: (I) Gesteira; (Ii) Barreto; c) In Santana do Paraiso: (I) Ipaba do Paraiso; d) In Belo Oriente: (I) Waterfall Dark; e) In Periquito: (I) Pedra Corrida; f) Fernandes Tourinho: (I) Senhora da Penha; g) In Governador Valadares: (I) São Vitor; h) In Tumiritinga: (I) Sao Tome do Rio Doce; i) In Aimorés: (I) Santo Antonio do Rio Doce; j) In Baixo Guandu: (I) Mascarenhas; k) In Marilândia: (I) Boninsenha; l) In Linhares: (I) Regência.

Framework Agreement

PARAGRAPH FOUR. For municipalities with more than 100,000 inhabitants, the reduction of dependence from direct supply from the Rio Doce may be of up to 50%, and the amounts incurred as a result of what exceeds the percentage established in the main section of this cause shall be deemed a compensatory measure.

PARAGRAPH FIVE. The limit established in the paragraph above may be revised, and additions arising from such revision shall be deemed compensatory measures, in municipalities that produce technical study proving the need for revision to reduce the supply risk, conditional on the approval of the INTERFEDERATIVE COMMITTEE.

SECTION V:

EDUCATION, COMMUNICATION AND INFORMATION

Subsection V.1: Environmental education program and preparation for environmental emergencies, covering the following measures of reparative nature

CLAUSE 172: The Foundation shall implement environmental education measures, in partnership with the local governments of municipalities located in the COVERAGE AREA, in accordance with the Federal Law No. 9.795/1999 and its regulatory Decree No. 4,281/2002.

PARAGRAPH ONE: These measures shall be initiated within six (6) months from the signature of this Agreement and shall be kept for a period of ten (10) years from the date of commencement.

PARAGRAPH TWO: The environmental education program shall encompass, in addition to other content provided by law, information relating to environmental emergencies;

CLAUSE 173: The Foundation shall implement measures in order to increase the support structure for emergency and warning systems, which shall have an integrated action system with the Civil Defense in the municipalities of Mariana, Barra Longa, Santa Cruz Escalvado and Rio Doce, to be adopted within one (one) year from the date of signature of this Agreement, and maintained for a period of five (5) years from the beginning of its implementation.

PARAGRAPH ONE: The Foundation shall submit, within six (6) months from the date of signing of this Agreement, diagnostics and study on the need for inclusion of municipalities Santa Cruz do Escalvado and Rio Doce, the actions provided for in the caput, found their bodies Civil defense.

PARAGRAPH TWO: It shall be up to the FOUNDATION submit, within six (6) months from the date of signing of this Agreement, a diagnosis of the specific necessary measures, after consultation with their civil defense agencies, which must also approve the diagnosis.

SUBSECTION V.2: information program for the population of ENVIRONMENTAL AREA 1, of compensatory nature

CLAUSE 174: The Foundation shall establish a center of technical information in the area of Rio Doce Basin, that will be focused in environmental information on the COVERAGE AREA.

FIRST PARAGRAPH: It should be created and maintained one regional physical base in Minas Gerais and one in Espírito Santo in different municipalities that will host the central technical information provided in the head, those with infrastructure and appropriate equipment to be defined by the Foundation, permanently connected to the center of technical information and located within the ENVIRONMENTAL AREA 1 intended to communicate and inform the population about the environmental aspects.

SECOND PARAGRAPH: The structures mentioned in this program should be implemented by the last business day of December 2016 and maintained for a period of ten (10) years from the date of signature of this Agreement.

Framework Agreement

Subsection V.3: National and international communication program, covering the following nature of reparative measures

CLAUSE 175: The foundation must submit by July 2016 for consideration and approval of ENVIRONMENTAL AGENCIES, a regional, national and international communication program, through electronic site in at least three languages – English, Portuguese and Spanish – including the actions and programs developed under this Agreement, which shall be kept for 10 (ten) years from the signing of this Agreement.

SECTION VI:

PRESERVATION AND ENVIRONMENTAL SAFETY

SUBSECTION VI.1: environmental risk management program in ENVIRONMENTAL AREA 1 of the Rio Doce Basin, covering the following measure of reparatory nature

CLAUSE 176: The Foundation will present a study to identify potential environmental risks of SAMARCO assets directly affected by the EVENT that may impact on the Rio Doce Basin, and propose preventive and mitigating actions associated with these risks.

SOLE PARAGRAPH: These studies should be presented to ENVIRONMENTAL AGENCIES within 1 (one) year from the date of signing of this Agreement and shall be reviewed at every renewal of environmental licensing of such assets.

SUBSECTION VI.2: Subsection VI.2: Research Program and monitoring of the Rio Doce Basin, coastal and marine areas impacted, covering the following reparative and compensatory nature of measures

CLAUSE 177: The Foundation should develop and implement a permanent systematic qualitative and quantitative monitoring program (PMQQS) of water and sediments, also covering the evaluation of toxicological and Eco toxicological risks on ENVIRONMENTAL AREA 1, according to the study, for the definition and installation of a monitoring network made up of automated equipment, water samples collection and sediments, and laboratory tests, until December 2016, approved by RESOURCE MANAGEMENT WATER AGENCIES and the ENVIRONMENTAL AGENCIES.

FIRST PARAGRAPH. The network referred to in caput should be deployed and ready to operate by the last business day of July 2017.

SECOND PARAGRAPH. The monitoring network design, as well as the location of the stations will be approved by WATER RESOURCE MANAGEMENT BODIES and the ENVIRONMENTAL AGENCIES.

CLAUSE 178: In addition to the monitoring network mentioned above, the Foundation shall plan and implement a qualitative and quantitative monitoring plan of the Rio Doce’s waters and its tributaries, due to the interventions to be performed by the Foundation to detect, track and record any impacts of structural interventions implemented by the Foundation in ENVIRONMENTAL AREA 1, to meet removal operations or environmental recovery areas or sections of the Rio Doce and its floodplain, such as dredging and removal of waste and other assistance under this Agreement;

CLAUSE 179: The appropriate WATER RESOURCE MANAGEMENT BODIES and ENVIRONMENTAL AGENCIES will approve the monitoring plan.

CLAUSE 180: The FOUNDATION must provide an study identifying the irrigation areas along the Rio Doce, considering as the study area a marginal strip of the Rio Doce with a width of 1 km on each side, until December 2016.

SOLE PARAGRAPH: If identified some process of contamination from the EVENT will be proposed specific measures for redress or compensation to be approved by ENVIRONMENTAL AGENCIES.

Framework Agreement

SECTION VII:

MANAGEMENT AND SUSTAINABLE LAND USE

SUBSECTION VII.1: consolidation program of conservation units, covering the following remedial and compensatory measures

CLAUSE 181: The foundation will fund studies on the impacts of protected areas directly affected by the EVENT, which are: State Park Rio Doce/MG, Biological Reserve of Comboios, Environmental Protection Area of Seaweed and Wildlife Refuge of Santa Cruz, and implement remedial actions that may be necessary, according to the above referenced studies.

FIRST PARAGRAPH: The studies provided in the caput and repair actions provided should be finalized by July 2017.

SECOND PARAGRAPH: The obligations under this Section have nature of remedial measures.

CLAUSE 182: The foundation will fund actions related to the consolidation of two (2) protected areas, namely, the State Park of Rio Doce and the Wildlife Refuge Santa Cruz and the preparation and implementation of the management plan, as well as construction of the main office, of the Environmental Protection Area in the Mouth of the Rio Doce, with an estimated area of 43,400 hectares, to be created by the PUBLIC AUTHORITIES.

FIRST PARAGRAPH: Among the possibilities of compensatory actions to be defined by the FOUNDATION and approved by the management bodies of Protected Areas, are the preparation, review or implementation of Management Plans of the protected areas or the implementation of the management system areas, including advice, monitoring, physical infrastructure and equipment, as agreed schedule between the Foundation and the management bodies of Protected Areas.

SECOND PARAGRAPH: The obligations in caput have compensatory measures nature and should be adopted by January 2017.

SUBSECTION VII.2: Development program for the implementation of the CAR and the PRAs ENVIRONMENTAL AREA 1 of the Rio Doce Basin compensatory nature

CLAUSE 183: It will be up to the Foundation to support and provide technical support for the registration of farms in the Rural Environmental Registry (CAR) when located in ENVIRONMENTAL AREA 1, as well as promoting the development and implementation of its Environmental Adjustment Programs (PRA).

FIRST PARAGRAPH: This program should be completed within 10 (ten) years from the signing of this Agreement, with annual milestones.

SECOND PARAGRAPH: The FOUNDATION, SAMARCO and the SHAREHOLDERS shall not be liable for any delays and / or changes in the way of executing such a program arising, directly or indirectly, from acts and / or third-party events, including but not limited to individuals who do not agree to provide access and/or information and carry out interventions and/or interference in their property..

SECTION VIII:

MANAGEMENT ACTION PLAN

SUBSECTION VIII.1: Environmental recovery plan management program of the Rio Doce Basin, estuarine, coastal and marine areas.

CLAUSE 184: The Foundation should adopt ENVIRONMENTAL PROJECTS mechanisms and process management, monitoring and evaluation, including information systems, databases, indicators, in accordance with the mechanisms and governance processes set forth in this Agreement.

Framework Agreement

FIRST PARAGRAPH: The portfolio management model programs to be adopted should include at least the cost of management, time and scope, with the budget for each program, indicators, targets and timetable.

SECOND PARAGRAPH: This program must be running in six (6) months from the date of signing of this Agreement.

CHAPTER FOUR: GENERAL RULES AND APPLICABLE TO

ENVIRONMENTAL PROGRAMS AND SOCIOECONOMIC

SECTION I:

SPECIALIZED COMPANIES HIRING POSSIBILITY

CLAUSE 185: The ENVIRONMENTAL AND SOCIOECONOMIC PROGRAMS will be prepared, planned and carried out by the Foundation, which may hire EXPERTs .

FIRST PARAGRAPH: The hiring of EXPERTs by the Foundation does not relieve the FOUNDATION obligations of preparing, plan and execution of the PROGRAMS according to the terms this Agreement.

SECOND PARAGRAPH: The EXPERTs may provide support for the Foundation in the preparation, planning and execution of the PROGRAMS.have

THIRD PARAGRAPH: The EXPERTs must have proven experience in the practice area they will be hired for..

FOURTH PARAGRAPH: The same EXPERTmay be hired to work in one or more PROGRAMS, as long as it has proven experience for each of the contracted programs.

FIFTH PARAGRAPH: The Foundation may contract teaching and research entities or nonprofit organizations with recognized competence in the themes of the Plan of Environmental Rio Doce Basin Recovery and estuarine areas, coastal and marine affected.

CLAUSE 186: Unless explicitly stated otherwise, all actions under this Agreement shall be Foundation’s responsibility.

SECTION II:

PLANNING AND SUPERVISION

SUBSECTION II.1: Initial Planning:

CLAUSE 187: Within 60 (sixty) days of the incorporation of the Foundation, the Foundation will present an initial plan of the PROGRAMS, activities, actions and measures of each one of the PROGRAMS, and which shall be validated by the INTERFEDERATIVE COMMITTEE, according to the terms of this Agreement, without prejudice of without prejudice to lower specific deadlines set or implementation of emergency actions.

FIRST PARAGRAPH: The planning approved by the internal bodies of the Foundation shall provide for the budget, indicators, targets and timetable of each PROGRAM, taking into account the guidelines contained in this Agreement and the applicable technical criteria.

SECOND PARAGRAPH: The PUBLIC AUTHORITY may request corrections and adjustments in the PROJECTS and in the planning referred to above caput, pursuant to Section XXX

SUBSEÇÃO II.1: Anual planning and Project approvals:

CLAUSE 188: Until the 30th of September of each year, the Foundation will present to the INTERFEDERATIVE COMMITTEE a proposal of the following year action plan, which should include the forecast indicators, targets, timetable and specific actions of each program, planned for next year.

Framework Agreement

FIRST PARAGRAPH: Until the 30th of November of each year, the Foundation will present to the INTERFEDERATIVE COMMITTEE proposed budget for the following year, as well as the schedule of investments and the FOUNDATION equity composition, and such contributions shall comply with the limits established in CLAUSES 169, 226 and 231, also complying with CLAUSE 232.

SECOND PARAGRAPH: The INTERFEDERATIVE COMMITTEE may determine the performance of corrections, readjustments or make inquiries in relation to the proposed budget and action plan, including the PROJECTS contained therein, with good reason, which should be provided or answered within thirty (30) days, being possible its extension, if properly justified.

THIRD PARAGRAPH: The course provided for in the caput and in the preceding paragraphs does not prevent the INTERFEDERATIVE COMMITTEE, at an earlier time, to submit to the Foundation the priorities and guidelines for the preparation of the PROJECTS and the action plan.

FOURTH PARAGRAPH: Presented planning, and having given its consent, the execution should be started. According to the proposed schedule in the Plan.

CLAUSE 189: In the event of persistent divergences between the INTERFEDERATIVE COMMITTEE and the Foundation, the divergence should be submitted to the evaluation of an EXPERT PANEL, as set forth herein, and in turn, if it is not resolved, to the Judiciary appreciation.

CLAUSE 190: The planning of each program will be grouped and consolidated into two major plans: ENVIRONMENTAL RECOVERY PLAN and PLAN SOCIO-ECONOMIC RECOVERY.

SIXTH PARAGRAPH: The annual budget of the Foundation shall be divided between budget for ENVIRONMENTAL RECOVERY PLAN and budget for SOCIOECONOMIC RECOVERY PLAN.

FIRST PARAGRAPH: The annual budget should discriminate resources for ENVIRONMENTAL and SOCIOECONOMIC PROGRAMS, and, for each, the amounts allocated to recovery and compensation actions.

SECOND PARAGRAPH: The planning for each PROGRAM can be evaluated and approved separately, it being understood that any pending items of a PROGRAM do not prevent the commencement of actions related to programs already approved

CLAUSE 191: The planning and execution of programs must follow the guidelines specified in this Agreement.

FIRST PARAGRAPH: The measures to be taken in each PROGRAM can not be limited to the actions described in this agreement, given that the consequences of THE EVENT are dynamic and is still under evaluation and diagnosis.

SECOND PARAGRAPH: The need to adopt new measures and actions should be technically justified

CLAUSE 192: A progress report of all these programs must be submitted each month, on the tenth business day of each month to the INTERFEDERATIVE COMMITTEE.

FIRST PARAGRAPH: The reports must be individualized by PROGRAM, if possible, containing targets and indicators for each of the measures taken.

SECOND PARAGRAPH: In addition to the monthly reports, an annual report should be issued until 20 January of each year, which will have to be submitted for validation by INDEPENDENT AUDIT.

CLAUSE 193: All ENVIRONMENTAL and SOCIOECONOMIC PROGRAMS should be supervised and followed up by the INTERFEDERATIVE COMMITTEE, IMPACTED and by INDEPENDENT AUDIT FIRM.

Framework Agreement

CLAUSE 194: ENVIRONMENTAL and SOCIOECONOMIC PROGRAMS should be subject to continuous monitoring, both to evaluate their effectiveness as to prevent or mitigate impacts of the new impacts due to the implementation of these programs.

CLAUSE 195: Each program should be individually closed when affected the overall goals and objectives set forth herein as certified by independent auditors, after the validation INTERFEDERATIVE COMMITTEE, which shall consult the competent body or entity.

SECOND PARAGRAPH: The closure of each PROGRAM should be duly substantiated by objective demonstration supported by indicators and technical data, as applicable.

CLAUSE 196: The deadlines set forth in ENVIRONMENTAL and SOCIOECONOMIC PROGRAMS will be suspended when relying on authorization or licensing acts by the PUBLIC AUTHORITY, when it exceeds the statutory deadline.

FIRST PARAGRAPH: The ENVIRONMENTAL AUTHORITIES should expedite the analysis of cases involving actions related to ENVIRONMENTAL and SOCIOECONOMIC PROGRAMS.

CLAUSE 197: The obligations and commitments resulting from ENVIRONMENTAL and SOCIOECONOMIC PROGRAMS performed by FOUNDATION not exempt the PUBLIC POWER of their legal duties

SECTION III:

INDEPENDENT AUDITORS

CLAUSE 198: All the activities of the Foundation will be subject to independent external audit to be carried out by consulting firm among the four (4) top business leaders in action in the country, namely: Ernest & Young (EY); KPMG; Deloitte; or Pricewaterhouse Coopers (PwC), this nominated for INDEPENDENT AUDIT agreement.

SOLE PARAGRAPH: The Foundation may hire company or several INDEPENDENT AUDIT institutions listed, provided that demonstrate equivalent structure and expertise.

CLAUSE 199: The INDEPENDENT AUDIT contractor shall follow the activities of the Foundation throughout the period covered by this Agreement.

CLAUSE 200: Thirty (30) days of signing this agreement, INDEPENDENT AUDIT contractor shall commence its activities, and shall:

I – analyze and evaluate the indicators and targets for each of the programs, which will be reviewed annually;

II – analyze and validate the format of the monthly and annual reports and audit the accuracy of the annual report content; -

III – analyze and validate the annual planning of activities related to those programs referred in this Agreement, verifying their effectiveness, appropriateness to the objectives of this agreement and compliance with the technical criteria;

IV – audit the accounts of each of these programs; and

V – audit the effective implementation of the PROJECTS contains in the PROGRAMS and making recommendations as to its effectiveness, making relevant notes.

Framework Agreement

FIRST PARAGRAPH: Ninety (90) days of its hiring, INDEPENDENT AUDITOR must submit to the Parties its entire planning and methodological framework necessary to perform and fulfill its responsibilities, should INTERFEDERATIVE COMMITTEE approve the model.

SECOND PARAGRAPH: The activity INDEPENDENT AUDITORS should be maintained until the completion of all PROGRAMS.

CLAUSE 201: it will be up to INDEPENDENT AUDITORS the completion of audit activities pursuant to this Agreement, both accounting and financial nature as purposive, i.e., monitoring and supervision of the PROGRAMS’ implementation quality, goals and objectives fulfillment, due performance of the obligations this Agreement and the approved plans and measurement’s adequacy adopted with the environmental and socioeconomic needs established.

SOLE PARAGRAPH: The Foundation may hire more than one company or INDEPENDENT AUDITORS institution for performing the activity.

CLAUSE 202: The FOUNDATION is forbidden to hire the INDEPENDENT AUDITORS whose board of directors is composed of former officers or former directors of SAMARCOS and of the SHAREHOLDERS and hiring individuals who compose the staff of INDEPENDENT AUDITORS.

SECTION IV:

PROGRAM REVIEW

CLAUSE 203: After three (3) years from the signing of this agreement, the Foundation will review all PROGRAMS, to ensure and measure the effectiveness of the repair and compensation activities and submit to the INTERFEDERATIVE COMMITTEE.

FIRST PARAGRAPH: If the Foundation, the INDEPENDENT AUDIT or the INTERFEDERATIVE COMMITTEE, at any time, realize, since technically justified, that the programs are insufficient to remedy, mitigate or compensate for damage arising from the EVENT, the Foundation will review and readjust the terms, targets and indicators of the PROGRAMS, and also reallocate the funds among the PROGRAMS, after its approval by the INTERFEDERATIVE COMMITTEE.

SECOND PARAGRAPH: The review of remedial measures is not subject to any ceiling and should be established in the amount required to repair the environmental and socioeconomic damage described in this Agreement.

THIRD PARAGRAPH: Proven execution or negligent execution or defective in some of the measures associated with these programs in this Agreement, INDEPENDENT AUDIT and the INTERFEDERATIVE COMMITTEE may determine the need for further action, including compensatory, designed to restore the damage caused and does not apply in this case the second paragraph boundary.

FOURTH PARAGRAPH: The review of PROGRAMS must be completed within one (1) year from the date indicated in the caput.

FIFTH PARAGRAPH: After a period of ten (10) years from the signing of the agreement, a second review will be conducted in the same manner described in the above paragraphs, which may indicate additional measures to be implemented or maintained for up to ten (10) years from the date the end of this review.

SIXTH PARAGRAPH: The INTERFEDERATIVE COMMITTEE must approve revisions.

Framework Agreement

CLAUSE 204: The SOCIOENVIRONMENTAL and SOCIOECONOMIC Programs must be periodically reviewed, common agreed by the parties, and might have its terms and obligations reviewed in common agree by the PROMISEE and the ENVIRONMENTAL AGENCIES, since technically justified by the FOUNDATION.

SECTION V:

EMERGENCY MEASURES

CLAUSE 205: Samarco shall present, within 10 (ten) days of the signing of this Agreement, a detailed report of the emergency measures that are in progress.

FIRST PARAGRAPH: All emergency measures already in place should be maintained by SAMARCO until the beginning of its effective implementation by the FOUNDATION.

SECOND PARAGRAPH: There should be no step backwards in relation to the quality and service levels already achieved during the implementation of the measures that have emergency nature.

SECTION VI:

OTHER PROVISIONS

CLAUSE 206: The suspension of activities related to the dams of Germano, Fundão and Santarem by SEMAD notice inspection n. 38963/2015 and DNPM notice of interdiction n. 15/2015 shall remain in force. The parties, namely DNPM and the relevant ENVIRONMENTAL AGENCY, shall start, in a fast manner, technical analysis of request submitted by the SAMARCO related to the activities of the industrial complex of Germano, and the request must be accompanied by the documents, information and technical projects required by DNPM and the relevant ENVIRONMENTAL BODY, subject to the legislation in force.

CLAUSE 207: The ENVIRONMENTAL and SOCIOECONOMIC PROGRAMS under this Agreement shall be assessed by the PUBLIC AUTHORITY in administrative proceedings of environmental licensing and other proceedings related to topics in connection with the PROGRAMS.

CLAUSE 208: The measures and actions of preparation, development and performance resulting from this Settlement shall be the responsibility of the FOUNDATION, except when expressly provided otherwise and subject to the sole paragraph of CLAUSE 235.

CHAPTER FIVE: MANAGEMENT AND EXECUTING PROGRAMS SOCIOECONOMIC AND ENVIRONMENTAL

SECTION I:

LAW PRIVATE FOUNDATION

SUBSECTION I.1: general aspects of the FOUNDATION

CLAUSE 209: SAMARCO and SHAREHOLDERS shall establish a private law not for profit Foundation, nominated this agreement as FOUNDATION, with autonomy to manage and implement all the measures provided for in SOCIOECONOMIC and ENVIRONMENTAL PROGRAMS, including the promotion of social assistance to the parties IMPACTED as a result of the EVENT.

FIRST PARAGRAPH: The foundation will be constituted within 120 (one hundred twenty) and shall start its operation within thirty (30) days from the date of its constitution.

SECOND PARAGRAPH: The FOUNDATION will be governed by its bylaws, which is annexed to this Agreement (“Bylaws”).

Framework Agreement

THIRD PARAGRAPH: It is entirely up to the Foundation to administer the funds provided by the founding companies in compliance with this Agreement.

FOURTH PARAGRAPH: The Foundation’s Bylaws, shall determine the composition, functioning, objectives and tasks of the internal organs of the body.

FIFTH PARAGRAPH: Until the Foundation is incorporated and effectively starts its operation, all emergency measures and other obligations of the Foundation under this Agreement shall be performed by SAMARCO.

SIXTH PARAGRAPH: For all planned PROGRAMS provided in this Agreement, the Foundation shall, if necessary, hire a team, managed by top-level professional, to be responsible for its management.

SEVENTH PARAGRAPH: The team must have experience in management, administration and implementation of projects and professional qualifications compatible with the object of their program.

CLAUSE 210: FOUNDATION will hire EXPERTS and INDEPENDENT AUDITS, as detailed in the Chapter of this Agreement Room.

FIRST PARAGRAPH: The Foundation may enter into agreements and partnerships with Government entities and civil society organizations to carry out the activities under the its responsibility.

SECOND PARAGRAPH: The Foundation governance structure should encourage the management of procurement procedures and the establishment of partnerships.

CLAUSE 211: The Foundation shall have a Board of Governors, an Executive Office, Advisory Council and Fiscal Council, pursuant to the Bylaws.

SUBSECTION I.2: Board of Governors

CLAUSE 212: The Board of Governors, based on the guidelines, orientations and priorities set out in this Agreement, is empowered to adopt, within the Foundation, plans, programs and projects to be proposed by the Executive Office, being heard the Advisory Committee.

PARAGRAPH ONE: The Board of Governors shall also decide on the acts of strategic management of the Foundation, such as the annual and multi-annual planning, budgeting and contracting, which shall observe the provision in Clause 223, as well as the rules contained in the policies and manuals provided therein.

PARAGRAPH TWO: FOUNDATION is not obligated to perform, in whole or in part, any PROGRAM or PROJECT or any other measure that implies in the violation, whether by FOUNDATION, SAMARCO, or any of its shareholders, to rules of the policies and manuals contained in Clause 223. In this case, the PROGRAM, PROJECT, or measure in question should be adapted in order to meet those policies and manuals, and comply with this Agreement~~.~~

CLAUSE 213: The Board of Governors shall consist of seven (7) members, of which two (2) members shall be appointed by each founding, and one (1) representative appointed by private Inter-Federative COMMITTEE.

PARAGRAPH ONE: All members of the Board of Governors shall be individuals endowed with technical training and notorious professional experience in the market, consistent with the complexity of the task and the volume of resources to be managed.

PARAGRAPH TWO: The Board of Governors’ decisions shall be taken by at least 5 votes of its members.

Framework Agreement

SUBSECTION I.3: Executive Office

CLAUSE 214: The Executive Office will be responsible develop, propose, facilitate and implement plans, programs and projects approved by the Board of Governors, and take the specific actions required to implement these, in addition to answering the routine activities of the Foundation.

CLAUSE 215: All members of the Executive Office shall be elected and removed by the Board of Governors and shall be individuals provided with technical training and notorious professional experience in the market, consistent with the complexity of the task and the volume of resources to be managed.

SUBSECTION I.4: Fiscal Council

CLAUSE 216: The Fiscal Council will then implement the activities of management supervision and examination of accounts, verification of conformity of the actions performed both accounting and financial nature.

SOLE PARAGRAPH: The Fiscal Council shall consist of seven (7) members, of which one (1) will be appointed by the Board of Governors of the Foundation one (1) for each of the three foundings, one (1) by the Union, one (1) by the State of Minas Gerais and one (1) the State of Espirito Santo.

SUBSECTION I.5: Advisory Committee

CLAUSE 217: The Advisory Committee is the advisory body of the Foundation and may give an opinion on plans, programs and projects, and indicate proposed solutions for the present and future scenarios resulting from the dynamic nature of the damage caused by the rupture of dams.

SOLE PARAGRAPH: The Advisory Committee may also listen to the legitimate associations for the defense of the rights of IMPACTED and establish channels of participation of civil society and can, therefore, call specific meetings and listen to organizations interested in the matter to be discussed by the Committee.

CLAUSE 218: The Advisory Committee may act and manifest whatever query or provocation made by the Board of Governors, the Executive Office or Fiscal Council and may issue non-binding recommendation.

CLAUSE 219: The Advisory Committee shall consist of seventeen (17) members appointed as follows:

I – 5 (five) by the Committee of Basin Rio Doce – CBH-DOCE;

II – 2 (two) by the Interministry Commission for the SEA Resources – CIRM;

III – 5 (five) representatives of educational and research institutions and experts with outstanding knowledge, indicated as follows:

a)	1 (one) by the Federal Prosecution Service – MPF;

b)	1 (one) by the State Prosecution Service of Espírito Santo and Minas Gerais.

c)	2 (two) by the Foundation’s Board of Governors; and

d)	1 (one) by the Inter-Federative Committee.

IV – 5 (five) representatives of the impacted communities, being three from the state of Minas Gerais and two from the State of Espírito Santo, appointed by Inter-Federative COMMITTEE.

FIRST PARAGRAPH: By proposal of the Advisory Committee, the Board of Governors may create thematic committees, subcommittees or commissions, in the scope of the Advisory Committee, to address internal issues.

Framework Agreement

SECOND PARAGRAPH: A thematic commission composed of 6 (six) representatives of the population to liaise with the impacted communities of the municipalities and districts of Mariana and Bara Longa is hereby created.

CLAUSE 220: Although the recommendations and demonstrations issued by the Advisory Council should not enjoy binding, if the Board of Governors does not follow the recommended understanding, shall formally justify its disagreement, as provided in the Bylaws of the Foundation.

Subsection I.52: General Provisions

CLAUSE 221: The FOUNDATION shall meet the precepts of transparency and efficiency.

CLAUSE 222: FOUNDATION’s actsprograms, and projects approved, and FOUNDATION’s reports shall be disclosed on a dedicated website.

CLAUSE 223: THE FOUNDATION shall prepare compliance policies and manuals, including anticorruption, money laundering and counterterrorism, trade sanctions and human rights, based on international standards, which shall apply to the PROGRAMS and PROJECTS and other actions implemented by FOUNDATION, including in relation to the hiring and execution of contracts with suppliers.

SOLE PARAGRAPH: With the purpose to meet their own compliance rules, and verify the compliance by FOUNDATION of the provision in the main section, SAMARCO or any SHAREHOLDER shall be entitled, at any time, to perform an audit in FOUNDATION.

CLAUSE 224: THE FOUNDATION will be inspected, in accordance with law, by the Prosecution Office.

SUBSECTION I.5: Property Composition

CLAUSE 225: SAMARCO and SHAREHOLDER shall organize and maintain the FOUNDATION, as provided in CLAUSE 209, in order to implement the projects approved by FOUNDATION.

CLAUSE 226: SAMARCO shall make annual contributions in the course of 2016, 2017 and 2018, in the amounts established below, always subject to the terms established in the paragraphs of this clause and of the following clauses:

I.	Contribution, during 2016, of two billion reais (BRL 2,000,000,000.00) (“2016 Contribution”);

II.	Contribution, during 2017, of one billion two hundred million reais (BRL 1,200,000,000.00) (“2017 Contribution”).

III.	Contribution, during 2018, of one billion two hundred million reais (BRL 1,200,000,000.00) (“2018 Contribution”).

SOLE PARAGRAPH: The difference between the amount of the annual contributions provided in this clause and the amounts actually contributed to FOUNDATION during the relevant fiscal years shall be deposited until Decembe 20 of the relevant year in FOUNDATION’s account, observing the provision in CLAUSES 227, 228 and 233

CLAUSE 227: The following values shall be considered for purposes of the contribution provided for the year 2016:

I.	Six hundred million reais (BRL 600,000,000.00), corresponding to fifty million reais (BRL 50,000,000.00) to be deposited monthly by SAMARCO in consideration for the obligations set forth under the Preliminary Deed of Social and Environmental Undertaking, executed with the Prosecution Office of the State of Minas Gerais and the Federal Prosecution Office on November 16, 2015 (“TAC 1bi”) in addition to other amounts that may be made available by force of TAC 1bi; and

Framework Agreement

II.	Amounts kept as court deposits, totalizing three million reais (BRL 300,000,000.00), determined in Public Civil Action 043356-50.2015.8.13.0400, with the Court of Mariana, Minas Gerais.

CLAUSE 228: The amount of BRL 158,523,361.96, according to the ATTACHED spreadsheet, corresponding to amounts already disbursed by SAMARCO for performing actions related to the EVENT, shall be deemed part of the contribution provided for the year 2016.

CLAUSE 229: With the term of thirty (30) days counted from the issuance of the taxpayer identification number CNPJ of the FOUNDATION, SAMARCO will make a initial deposit of two hundred million Reais (BRL 200.000.000,00), which will correspond to the start of the 2016 contribution.

SOLE PARAGRAPH: Within the same term established in the main section of this clause, SAMARCO shall submit a schedule of contributions and the composition of the FOUNDATION’s assets in the amount of BRL 741,476,638.04 (seven hundred forty-one million four hundred seventy six thousand six hundred thirty-eight Reais and four cents), which will correspond to the difference to be deposited to complete the value of the contribution for the year 2016.

CLAUSE 230: The values with regard to TAC 1bi installments deposited during 2017 will be considered part of 2017 contribution.

CLAUSE 231: From the 2019 year, the amount of annual contributions will be set in an amount sufficient and compatible with the PROJECT implementation forecast for that year, subject to the provisions in CLAUSE 232.

FIRST PARAGRAPH: The amount of the annual contributions for the years of 2019, 2020 and 2021, may vary between the minimum amount of BRL 800,000,000.00 (eight hundred million Brazilian Reais) and the maximum amount of BRL 1,600,000,000.00 (one billion, six hundred million Brazilian Reais), due to the need resulting from PROJECTS to be performed in each relevant year.

SECOND PARAGRAPH: The difference between the amount of the annual contributions provided in the first paragraph of this Clause and the amounts actually contributed to FOUNDATION during the relevant fiscal years shall be deposited by December 20 of the years 2019, 2020 and 2021 respectively in FOUNDATION’s account, observing the provision in CLAUSE 233

CLAUSE 232: THE FOUNDATION shall allocate the fixed amount, neither higher nor lower, of R$ 240,000,000.00 (two hundred and forty million Reais) per year, indexed pursuant to the terms of CLAUSE 257, for a period of fifteen (15) years from 2016, within the annual budgets, for execution of PROJECTS of a compensatory nature and of compensatory measures in the scope of the PROGRAMS, being understood that the amounts not used, in whole or in part, in a certain year shall be added to said fixed amount of the following year.

PARAGRAPH ONE: The following will not be computed in the amount referred in the main section of this clause (i) the amount of R$ 500.000,000.00 (five hundred million Reais), to be available for the Program of collect and sewage treatment and disposal of solid waste, under the terms of the Clause 169; (ii) The compensatory measures provided in items VII and IX of CLAUSE 6 that arise from the remaining waste, if any, from the break of Fundão dam, after the fulfillment with the SCHEDULE provided in CLAUSES 150 to 152; and (iii) the hypothesis provided in CLAUSE 203, paragraph three.

PARAGRAPH TWO: Subject to the provisions in the previous paragraph, the total amount to be allocated by the FOUNDATION for the performance of PROJECTS of a compensatory nature and of compensatory measures in the scope of the PROGRAMS shall be a fixed total amount, neither higher nor lower, of 3,600,000,000 (three billion six hundred million Reais), duly indexed pursuant to the terms of CLAUSE 257, to be annually distributed, as provided in the main section of this clause.

Framework Agreement

CLAUSE 233: 50% of the amounts blocked or deposited with the courts, in cash or cash equivalents of any of the founders (SAMARCO, BHP or VALE), as a result of judicial decisions in collective actions covering measures or actions that are the subject matter of this Agreement, shall be considered as part of the annual contribution.

PARAGRAPH 1: Amounts paid by court order in individual actions seeking compensation for monetary damages resulting from the EVENT, filed by IMPACTED (which in case of legal entities only micro enterprises and small-sized companies will be considered), may also be considered for the purposes of Clause 263 above.

PARAGRAPH 2: The impact arising from the blocks considered in the terms of the main section of this clause shall not commit, in the first three years counted from organization of the FOUNDATION, more than 50% (fifty) percent of the respective annual budget.

PARAGRAPH 3: If there is a court decision authorizing the release, the amount corresponding to 50% computed as contribution pursuant to the terms of the main section of this clause shall be contributed to the FOUNDATION.

PARAGRAPH 4: If the amount corresponding to 50% of the blocked amounts computed as contribution pursuant to the terms of the main section of this clause, added to the contributions already made in the current year, exceed the estimated annual budget, the respective reduction may occur in the following years, and cannot, under any circumstances, have reversal of amounts already contributed by the founders to the FOUNDATION.

PARAGRAPH 5: The obligations performed under other judicial or extrajudicial Agreements, which are included in the subject matter of this Agreement under the PROGRAMS ENVIRONMENTAL and SOCIOECONOMIC shall be considered for proof of performance of such obligations under this Agreement. In case such obligations (i) are provided for in the PROJECTS of the relevant year, the amounts incurred in its implementation shall be included for purposes of the annual contribution; or (ii) do not refer in the PROJECTS of the relevant year to the PROGRAMS, then the amounts incurred shall be deducted from year immediately after, unless such deductions impair the PROJECTS in progress.

CLAUSE 234: In the event the FOUNDATION’ expenses exceed the limit for the fiscal year, the amount that exceeds the annual budget shall be deducted, in the proportion of 1/3 (one third) for each year, from the annual budgets provided for the following three years.

CLAUSE 235: In addition to the contributions of the founders, any and all goods and rights to be affected, bequeathed, given, and transferred to FOUNDATION shall be considered as part of the contributions of fundings.

SOLE PARAGRAPH: Actions and measures in the scope of the PROJECTS and PROGRAMS can be performed directly by SAMARCO, case in which the relevant expenses, duly evidenced, shall be deducted from the relevant annual contributions, always in compliance with the rules contained in the policies and manuals in CLAUSE 223

CLAUSE 236: Subject to the amounts of the annual contributions, SAMARCO shall maintain a working capital amount in the Foundation of (i) a hundred million Reais , for a ten (10)year term counted from the formal organization of FOUNDATION, and (ii) the working capital shall be ten million reais (BRL10,000,000.00), from the end of this term.

PARAGRAPH 1: In order to meet the regulation provided in the main section, on the last business day every month, the FOUNDATION shall prepare an statement of its bank account and, if the amount assessed is less than that mentioned above, SAMARCO should restore such amount within fifteen (15) business days.

Framework Agreement

PARAGRAPH 2: For the purposes of Paragraph One, will not be considered the statements of bank accounts provided for in CLAUSES 169 and 250.

CLAUSE 237: VALE and BHP shall have obligation to perform, to the proportion of fifty percent (50%) for each of them, the contributions SAMARCO is required to make under this Agreement and fails to make in the term provided.

SOLE PARAGRAPH: In case SAMARCO delays its contributions in excess of fifteen (15)days, the amount may be demanded from VALE and BHP, in the form of the Clause 266 above, which shall, within ten (10) days perform the corresponding contributions or payments.

CLAUSE 238: FOUNDATION’s annual budget should provide, separately, administrative and purposive expenses.

PARAGRAPH 1: For the purposes of this Agreement, administrative expenses are those necessary to organize and maintain the FOUNDATION, pay administrative employees’ payroll, rents, any taxes, office supplies, expenses with FOUNDATION attorney’s fees, as well as all other administrative costs, whether or not fixed.

PARAGRAPH 2: As used in this Agreement, purposive expenses are those directly related to the preparation, monitoring, performance, and accounting in connection with the SOCIAL AND ENVIRONMENTAL AND SOCIAL AND ECONOMIC PROGRAMS provided in this Agreement, including salaries or fees of employees or third parties hired for preparing, monitoring, performing, and accounting for, in connection with the SOCIAL AND ENVIRONMENTAL AND SOCIAL AND ECONOMIC PROGRAMS.

CLAUSE 239: The subject matter of this Agreement is limited only to the amounts allocated to the realization of FOUNDATION’s purposive expenses, and SAMARCO shall make the applicable annual contributions aimed at the payment of the administrative expenses of the entity.

CLAUSE 240: Under no circumstance the budget intended to purposive expenses may be allocated, even provisionally, to the realization of administrative expenses.

CLAUSE 241: The following may be considered as assets of the FOUNDATION:

I – amounts resulting from its property, from trusts, and from usufruct;

II – amounts to its benefit transferred by third parties; and

III – contributions to it made by natural persons or legal entities governed by private law.

SOLE PARAGRAPH: The FOUNDATION’s assets may only be invested for the performance of FOUNDATION’s objectives.

SECTION II:

INTER-FEDERATIVE COMMITTEE

CLAUSE 242: An INTER-FEDERATIVE COMMITTEE shall be formed, the authority of which is defined in this Agreement.

PARAGRAPH1: TheINTER-FEDERATIVE COMMITTEE shall be an external and independent instance of the FOUNDATION, exclusively composed of GOVERNMENT representatives.

Framework Agreement

PARAGRAPH2: The INTER-FEDERATIVE COMMITTEE shall not remove the need to obtain the environmental licenses from the competent environmental body, nor does it replace the competence legally provided by the licensing bodies and other public bodies.

PARAGRAPH3: TheINTER-FEDERATIVE COMMITTEE shall act as a standing interlocution instance of FOUNDATION, as shall also guide the same when preparing, within the CONTRIBUTION limits, the PROJECTS, defining the priorities in the implementation and execution of PROJECTS, supervising, monitoring, and inspecting its results, without prejudice of the legal competences of the competent bodies.

PARAGRAPH4: The INTER-FEDERATIVE COMMITTEE shall obtain information with the competent ENVIRONMENTAL BODIES, and other, about the environmental licensing procedures, and other procedures required by FOUNDATION, in order to expedite them during the implementation of PROGRAMAS and PROJECTS.

CLAUSE 243: The Inter-Federative COMMITTEE will act in accordance with the provisions of this AGREEMENT and its REGULATION, to be approved by its members.

CLAUSE 244: The INTER-FEDERATIVE COMMITTEE shall be composed of the following members:

I – Two (2) representatives from the Ministry of Environment;

II – Two (2) other representative from the Federal Government;

III – Two (2) representatives from the State of Minas Gerais;

IV – Two (2) representatives from the State of Espírito Santo;

V – Two (2) representatives from the municipalities of Minas Gerais affected by the Dam Break;

VI – One (1) representative from the municipalities of the State of Espírito Santo affected by the Dam Break; and

VII – One (1) representative from CBH-Doce;

FIRST PARAGRAPH: Representatives provided in item I above will be designated by the State Ministry of Environment and representatives provided in item II will be designated by Civil Chief Ministry of the Republic Presidency

SECOND PARAGRAPH: It will be up to the states of Minas Gerais and Espírito Santo the indication of their representatives, and of representatives of their respective municipalities.

THIRD PARAGRAPH: CBH-Doce shall appoint the representative referred to in item VIII of its members representatives of Power Public.

FOURTH PARAGRAPH: Indications provided in this Clause shall be made within thirty (30) days of the signing of this AGREEMENT and will be published by an act of the Minister of Environment.

FIFTH PARAGRAPH: The participation of the INTER-FEDERATIVE COMMITTEE shall not be remunerated, but is considered provision of relevant public service.

SIXTH PARAGRAPH: The INTER-FEDERATIVE COMMITTEE shall be presided by one of the representatives appointed by the Ministry of the Environment, the other being his replacement in the event of absence or impediment..

Framework Agreement

SEVENTH PARAGRAPH: The Chairman of the Inter-Federative COMMITTEE convene the inaugural meeting within forty (40) days of the signing of this AGREEMENT.

EIGHTH PARAGRAPH: The President of the inter-federative COMMITTEE shall submit to proposed REGIMENT until the second meeting of Committee.

NINTH PARAGRAPH: The inter-federative COMMITTEE shall decide, as a rule,by a simple majority of its members, subject to the minimum installation quorum of two thirds of its members, with the Chairman having the casting vote for tie.

TENTH PARAGRAPH : In order to ensure the compliance with its purposes, the INTER-FEDERATIVE COMMITTEE may request demonstration and / or summon representatives of public agencies for meetings, in order to technically support the Committee’s decision-making with regard to matters related to their institutional responsibilities.

ELEVENTH PARAGRAPH: The Inter-Federative COMMITTEE set in its REGULATION procedures for demonstration request and call, and the deadline for meeting the claims.

TWELFTH PARAGRAPH: The INTER-FEDERATIVE COMMITTEE INTER-FEDERATIVE COMMITTEE may establish thematic chambers may convening representatives from government bodies or entities to compose whenever necessary, considered its respective institutional authorities.

THIRTEENTH PARAGRAPH: The representatives provided for in item II of the main section of this clause shall be from areas responsible for monitoring issues related to the SOCIOECONOMIC PROGRAMS.

FOURTEENTH PARAGRAPH: The representatives provided for in items III and IV of the main section of this clause shall be from areas responsible for monitoring issues related to the SOCIO-ECONOMIC and/or SOCIO-ENVIRONMENTAL PROGRAMS.

CLAUSE 245: Within the scope of the Plans [include definition]and observed the provisions of this Agreement and observed the scope of PROGRAMS, the INTER-FEDERATIVE COMMITTEE shall:

I.	Guide the FOUNDATION about the priorities to be met both during the preparation and implementation phases of the SOCIAL AND ENVIRONMENTAL AND SOCIAL AND ECONOMIC PROGRAMS;

II.	Define the guidelines for the preparation and implementation of the SOCIAL AND ENVIRONMENTAL AND SOCIAL AND ECONOMIC PROGRAMS by FOUNDATION;

III.	evaluate, supervise, monitor, and inspect the preparation and implementation of the SOCIAL AND ENVIRONMENTAL AND SOCIAL AND ECONOMIC PROGRAMS, pointing out the need of correcting any actions performed by FOUNDATION;

IV.	monitor the execution of the Agreement;

V.	assist the FOUNDATION in the interlocution with government authorities;

VI.	pursue an understanding in case of disputes and inconsistencies of requirements of different agents or government authorities;

VII.	validate the plans, programs, and projects presented by FOUNDATION, without prejudice of obtaining the necessary environmental licenses from the competent environmental body and the authority legally provided of the licensing bodies, as well as from other government bodies; and

VIII.	receive FOUNDATION’s periodical reports.

Framework Agreement

SECTION III:

ADVISORY PANEL OF EXPERTS

CLAUSE 246: An Advisory Panel of Experts shall be constituted as a permanent body external to the FOUNDATION to provide technical opinions that are not binding to the parties, in order to assist in the search for solutions to divergences between the INTER-FEDERATIVE COMMITTEE and the FOUNDATION.

FIRST PARAGRAPH: The Advisory Panel of Experts will have three (3) members, one of whom shall be appointed by the FOUNDATION, one by the INTER-FEDERATIVE COMMITTEE who, together, shall appoint the third member.

SECOND PARAGRAPH: The Parties may consult the ADVISORY PANEL OF EXPERTS at any time and in any circumstances, and the Panel shall issue a technical opinion on the divergences and questions based on good practices in the scope of the applicable Brazilian legislation.

THIRD PARAGRAPH: In case the divergences between the INTER-FEDERATIVE COMMITTEE and the FOUNDATION persist after the technical opinion of the ADVISORY PANEL OF EXPERTS, the divergence may be submitted to the Judiciary.

FOURTH PARAGRAPH: For urgent matters, divergences may be submitted directly to the Judiciary, without prejudice to submission of the matter to the PANEL EXPERT ADVISORY concomitantly.

CHAPTER 6: PENALTIES

CLAUSE 247: In case of nonperformance exclusive fault by FOUNDATION, SAMARCO or any of the SHAREHOLDERS of any clauses in this Agreement, save in Act of God or Force Majeure events, the INTER-FEDERATIVE COMMITTEE shall notify in written PROMISEE, SHAREHOLDER, or FOUNDATION on the nonperformance to the breaching party, with copy to the other companes, so they become aware and the breaching party take the necessary measures for performing the obligations or justify the nonperformance thereof;

PARAGRAPH1: In the tem provided in the clause 275 above, the breaching party shall comply completely with the obligation provided or, since duly justified to the Inter-Federative Committee, request delay of the term given.

Paragraph 2: After the set period and remaining non-compliance by the breaching party, it shall submit to fixing punitive fine for unexecuted obligation and persist daily fine while the total breach of the obligation.

Paragraph 3: If the breaching party is the Foundation, after the set period and remaining non-compliance, the SAMARCO will bear punitive fine for unexecuted obligation and persist daily fine while the total breach of the obligation.

Paragraph 4: If the breaching party is SAMARCO, after the set period and remaining non-compliance, this will be subject to the setting of punitive fine for unexecuted obligation and persist daily fine while the total breach of the obligation.

Paragraph 5: If SAMARCO not make payment of the fines provided for in paragraphs three and four, within ten (10) days, VALE and BHP have obligation to make the payment at the rate of 50% (fifty percent) for each one of them.

PARAGRAPH 6: In case of noncompliance of each of the deadlines for presentation of prepared PROJECTS studies and delivery within us and SOCIOECONOMIC ENVIRONMENTAL PROGRAMS by FOUNDATION, SAMARCO will be required to pay a fine of R $ 100,000.00 (one hundred thousand reais) per item failed to comply with cumulative daily fine of R $ 10,000.00 (ten thousand reais) while persist the non-compliance by reneged item.

Framework Agreement

PARAGRAPH 7: In terms of the case of noncompliance established for the implementation of the planned PROJECTS in each and SOCIOECONOMIC ENVIRONMENTAL PROGRAMS by FOUNDATION, SAMARCO will be obliged to pay a fine of R $ 1,000,000.00 (one million reais) per item reneged, cumulated with a daily fine of R $ 50,000.00 (fifty thousand reais) per reneged item.

PARAGRAPH 8: In case of noncompliance of the terms constitution and initial operation of the Foundation for exclusive fault of the foundings, the (s) default (s) will be (are) required (s) to a fine of R $ 500,000.00 (five hundred thousand reais) per item reneged on aggregate with a daily fine of R $ 50,000.00 (fifty thousand reais) while persist noncompliance.

PARAGRAPH 9: In case of noncompliance with the terms to make annual contributions, SAMARCO will be required to pay a fine of 10% (ten percent) of the defaulted value, which must be updated by the Selic rate, from the date of default until payment.

PARAGRAPH 10: In case of noncompliance of any obligation not provided for in the preceding paragraphs, the SAMARCO will be obliged to pay a fine of R $ 50,000.00 (fifty thousand reais) per item reneged on aggregate with a daily fine of R$ 10,000, 00 (ten thousand reais) while persist the non-compliance by reneged item.

CLAUSE 248: This includes the concept of exclusive FOUNDATION guilt, any act or omission attributable to the FOUNDATION, employees or agents of SAMARCO, VALE and / or BHP or FOUNDATION and experts.

CLAUSE 249: The fines provided for in this chapter shall be imposed by inter-federative COMMITTEE, after approval by an absolute majority of its members, subject to the provisions of CLAUSE 247.

SOLE PARAGRAPH: The judiciary may modify the amount of the fine, in case it verifies that it has become insufficient or excessive.

CLAUSE 250: The value of collected fines should be reverted to NATIONAL ENVIRONMENT FUND, created by Law No. 7,797, of July 10, 1989.

PARAGRAPH ONE: A (s) founding (s) who make) the payment of a fine under this Chapter may (will) agreed with the relevant environmental authorities and other public bodies involved, where appropriate, the allocation and application of the value of fines additional compensatory measures not provided for in this Agreement.

PARAGRAPH TWO: In the case provided for in the preceding paragraph, the fines should be segregated until use in bank account of the specific FOUNDATION for this purpose.

CLAUSE 251: The impact of the penalties set forth in this chapter, with executive efficiency obligation to pay, there will cumulatively and not elide the fulfillment of the principal obligation, with the possibility of judicial enforcement of this obligation.

CLAUSE 252: The daily fines referred to in this Chapter shall be applied by calendar day, taking its beginning on the first business day following the notification of the decision referred to in CLAUSE 249.

CHAPTER 7: FINAL CLAUSES AND TRANSITORY PROVISIONS

CLAUSE 253: This Agreement shall be submitted to judicial homologation, entailing dismissal with judgment on the merits for case nº 69758-61.2015.4.01.3400, pending before the 12th Court of the Minas Gerais Judiciary Section, and such court shall remain competent for enforcement of the settlement:

SOLE PARAGRAPH: The homologation of this Settlement will resolve and put an end to present and future disputes among the parties, concerning the subject matter of case 69758-61.2015.4.01.3400, processed before the 12th Court of the Judiciary Section of Minas Gerais.

Framework Agreement

CLAUSE 254: This Agreement can be used to all the lawful purposes and also to be presented in the records of any other lawsuit that have as target any obligation deriving from the Event or from this Agreement, with the target of request their joinder into the lawsuit.

FIRST PARAGRAPH: The Parties hereby expressely recognize that the lawsuits listed in Annex XXX are within the scope of this Agreement,

CLAUSE 255: The 12th Federal Court of the JudiciarySectionofthe State of Minas Gerais shall be competentto decide any incident resulting from the execution of this Agreement that cannot be resolved by the undersigning parties.

CLAUSE 256: Without prejudice of the compy with the obligations set forth herein, the execution of this Agreement shall not affect the responsibilities in the civil, administrative, or criminalinstances, nor shall it be construed as a admission, or allocation, either individually or collectively, of authorship or liability, in whole or in part.

CLAUSE 257: The amounts provided in this Settlement, except as otherwise expressly provided, shall be indexed based on the variation of the IPCA (Broad Consumer Price Index), or another index that may replace it, verified from the date of signature of this Settlement and their payment.

CLAUSE 258: Divergences of interpretation arising from this Agreement shall be subject to judgment of the 12th Federal Court of the Judicial Section of Minas Gerais.

CLAUSE 259: The terms mentioned in this Agreement, if not provided otherwise, shall be counted as provided in Act 9784/1999

CLAUSE 260: This Agreement shall remain in force for a term of fifteen (15) years, renewable for one year successively until the entire performance of all obligations provided hereunder.

The PARTIES sign this instrument, in 16 identical counterparts, so it becomes legally effective.

Brasília, March 2, 2016

FEDERAL SOLICITOR-GENERAL

MINISTER FOR THE ENVIRONMENT

GOVERNOR OF THE STATE OF MINAS GERAIS

SOLICITOR-GENERAL OF THE STATE OF MINAS GERAIS

GOVERNOR OF THE STATE OF ESPÍRITO SANTO

SOLICITOR-GENERAL OF THE STATE OF ESPÍRITO SANTO

CEO OF SAMARCO MINERACÃO S.A

PROJECT AND ECO-EFFICIENCY OFFICER OF SAMARCO MINERAÇÃO S/A

CEO OF VALE S.A.

CORPORATE INTEGRITY OFFICER OF VALE S.A.

BHP BILLITON BRASIL LTDA.

BHP BILLITON BRASIL LTDA.